Exhibit 10.1

ADMINISTRATION AGREEMENT
among

PROSPER FUNDING LLC,
as the Company and as the Licensor

PROSPER MARKETPLACE, INC.,
in its capacity as the Licensee

PROSPER MARKETPLACE, INC.,
in its separate capacity as the Corporate Administrator

PROSPER MARKETPLACE, INC.,
in its separate capacity as the Loan Platform Administrator

and

PROSPER MARKETPLACE, INC.,
in its separate capacity as the Loan and Note Servicer

Effective as of February 1, 2013

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

-iii-

Exhibit A:	Borrower Registration Agreement	A‑1
Exhibit B:	Lender Registration Agreement	B‑1
Exhibit C:	Loan and Note Servicing Fee	C‑1

-iv-

This ADMINISTRATION AGREEMENT executed on January 22nd, 2013 and made effective as of February 1, 2013 by and among PROSPER FUNDING LLC (the “Company” and the “Licensor”), PROSPER MARKETPLACE, INC., in its capacity as licensee  (the “Licensee”), PROSPER MARKETPLACE, INC., in its separate capacity as the corporate administrator  (the “Corporate Administrator”), PROSPER MARKETPLACE, INC., in its separate capacity as the Loan Platform Administrator (the “Loan Platform Administrator”) and PROSPER MARKETPLACE, INC., in its separate capacity as the Loan and Note Servicer (the “Loan and Note Servicer”).

RECITALS:

WHEREAS, the Licensor and the Licensee desire PMI to be able to access and operate the Prosper System (i) in connection with its performance of its duties hereunder in its capacities as Corporate Administrator, Loan Platform Administrator and Loan and Note Servicer, and (ii) to enable PMI to facilitate, as agent of the Bank, the origination and funding of Borrower Loans by the Bank; and

WHEREAS, the Company and the Corporate Administrator desire for the Corporate Administrator to provide certain ministerial and administrative services in the nature of “back office” support to the Company relating to the Company’s day-to-day operations, including, among other aspects thereof, maintenance of its corporate existence, legal compliance functions, cash management and account maintenance, keeping of books and records (including accounting records), and performance on behalf of the Company of certain reporting, ministerial and other duties under contracts and agreements of the Company, in each case subject to the terms and conditions hereof;

WHEREAS, the Company and the Loan Platform Administrator desire for the Loan Platform Administrator to provide certain services to the Company relating to the operation of the Prosper System, in each case subject to the terms and conditions hereof;

WHEREAS, the Company and the Loan and Note Servicer desire for the Loan and Note Servicer to provide certain services to the Company relating to the acquisition, maintenance, collection, liquidation and other servicing of Borrower Loans and the issuance and sale of Securities and the Company’s payment and performance of its other obligations in relation to such Securities, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Certain Defined Terms.

Each term defined in this Section 1.1, when used in this Agreement, shall have the meaning set forth below.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Indenture (as defined below).

“Account Bank” means the Trustee or any other Eligible Bank at which the Company maintains the Collateral Account and the FBO Account.

“Account Bank City” means the city in which the Account Bank maintains the FBO Account (which, for the avoidance of doubt, on the Closing Date is San Francisco, California).

“Affiliate” means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Administration Agreement, including all exhibits hereto, as the same may be from time to time amended, restated or supplemented.

“Applicable Requirements” means, as of any time of reference, all of the following, as applicable: (i) all of the Corporate Administrator’s contractual obligations under this Agreement and each other Program Document, (ii) all federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Corporate Administrator in relation to the administrative services it provides to the Company, (iii) all of the Loan Platform Administrator’s contractual obligations under this Agreement and each other Program Document, (iv) all federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Loan Platform Administrator in relation to the Prosper System, (v) all of the Loan and Note Servicer’s contractual obligations under this Agreement and each other Program Document, and (vi) all federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Loan and Note Servicer in relation to the Borrower Loans and the Securities.

“Asset Transfer Agreement” means that certain Asset Transfer Agreement effective as of February 1, 2013, between PMI and PFL.

“Back-Up Processing Agreement” means the Back-Up Processing Agreement, entered into as of November 21, 2012, between the Company and CSC Logic, Inc., in their respective capacities thereunder, as from time to time amended, restated or supplemented.

“Bank” means WebBank, a Utah-chartered industrial bank.

“Borrower” means, with respect to any Borrower Loan, the Borrower-Member obligated to make payments on such Borrower Loan.

“Borrower Loan Documents” means, with respect to any Borrower Loan, the Borrower Registration Agreement and the Loan Note executed by the applicable Borrower.

“Borrower Loan” means a direct loan originated through the Company’s platform on its website www.prosper.com or any successor website, with a borrower that is an individual. , or a direct loan that has otherwise been acquired or assumed by the Company (including pursuant to the Asset Transfer Agreement)

“Borrower-Member” means any Person who has executed a Borrower Registration Agreement with the Company or PMI.

“Borrower Registration Agreement” means an agreement in the form of Exhibit A hereto or in such other form as the Company and the Loan Platform Administrator may approve in writing.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking and savings and loan institutions in San Francisco, California or the Account Bank City are authorized or obligated by law or executive order to be closed.

“Closing Date” means February 1, 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Account” means the special purpose segregated, non-interest-bearing account established at the Account Bank in the Account Bank City and which shall never be considered a general deposit account and as such shall not be available for set off by the Account Bank or garnishment by creditors of the Account Bank, such account being entitled “Prosper Funding LLC Collateral Account,” or such additional or replacement account or accounts as may from time to time be maintained by the Company for purposes of purchasing borrower loans from Bank.

“Company” means Prosper Funding LLC, a Delaware limited liability company.

“Corporate Administrator” means PMI, in its capacity as Corporate Administrator under this Agreement, or any successor or permitted assign in such capacity under this Agreement.

“Corporate Administration Fee” shall have the meaning assigned thereto in Section 3.5(a).

“Corporate Administration Standard” shall have the meaning assigned thereto in Section 3.1(c).

“Delinquent Loan” means any Borrower Loan on which one or more payments is past due.

“Eligible Bank” means any federal or State-chartered depository institution that (i) has combined capital and surplus of at least $200,000,000, and (ii) short-term debt ratings of at least (A) “P-2” by Moody’s (or, if such institution does not have a Moody’s short-term debt rating, a long-term debt rating from Moody’s of at least “A3”), and (B) “A-2” by S&P (or, if such institution does not have an S&P short-term debt rating, a long-term debt rating from S&P of at least “A-“).

“Execution Date” means January 22, 2013.

“FBO Account” means the special purpose segregated, non-interest-bearing account established at the Account Bank in the Account Bank City and which shall never be considered a general deposit account and as such shall not be available for set off by the Account Bank or garnishment by creditors of the Account Bank, such account being entitled “Prosper Funding LLC for the benefit of its lender members” (Account No. 4121191886).

“Fee Account” means the special purpose segregated, non-interest-bearing account established at an Eligible Bank and which shall never be considered a general deposit account and as such shall not be available for set off by the Eligible Bank or garnishment by creditors of the Eligible Bank, such account being entitled “Prosper Funding LLC Fee Account” (Account No. 400-0106534).

“Hosting Services Agreement” means the Amended and Restated Hosting Services Agreement, effective as of the Closing Date, among the Company, Prosper Marketplace, Inc. and FOLIOfn Investments, Inc., in their respective capacities thereunder, as from time to time amended, restated or supplemented.

“Indenture” means the Amended and Restated Indenture, effective as of February 1, 2013, between the Company and the Trustee, as from to time amended, restated or supplemented.

“Lender” means any Person who holds a Security (including, for the avoidance of doubt, Persons who have purchased Securities through the Prosper System or through the Note Trader Platform).

“Lender Registration Agreement” means an agreement in the form of Exhibit B hereto or in such other form as the Company and the Loan Platform Administrator may approve in writing.

“Lender-Member” means any Person who has executed a Lender Registration Agreement with the Company or PMI.

“License” shall have the meaning assigned thereto in Section 2.1(a).

“Licensee” means PMI, in its capacity as Licensee under this Agreement, or any successor or permitted assign in such capacity under this Agreement.

“License Agreement” means the Amended and Restated License Agreement, effective as of the Closing Date, among the Company, Prosper Marketplace, Inc. and FOLIOfn Investments, Inc., in their respective capacities thereunder, as from time to time amended, restated or supplemented.

“License Fee” shall have the meaning assigned thereto in Section 2.2.

“Licensor” means the Company, as owner and licensor of the property that is the subject of the license granted under Article II of this Agreement, or any successor or permitted assign in such capacity under this Agreement.

“Loan Account Program Agreement” means the Second Amended and Restated Loan Account Program Agreement, between the Bank and Prosper Marketplace, Inc., as from time to time amended, restated or supplemented.

“Loan and Note Servicer” means PMI, or any successor or permitted assign under the terms of this Agreement.

“Loan and Note Servicing Fee” shall have the meaning assigned thereto in Section 5.11(a).

“Loan Funding Date” means any date on which the principal amount of a Borrower Loan is funded.

“Loan Listing” means any loan requested by a Borrower-Member through the Prosper System.

“Loan Note” means the original executed promissory note evidencing the indebtedness of a Borrower under a Borrower Loan (it being understood that each Loan Note will be executed electronically).

“Loan Rate” means the annual rate of interest borne by a Loan Note as set forth therein.

“Loan Sale Agreement” means the Second Amended and Restated Loan Sale Agreement, effective as of the Closing Date, among the Bank, the Company and Prosper Marketplace, Inc., as from time to time amended, restated or supplemented.

 “Servicing Standard” shall have the meaning assigned thereto in Section 5.1(c).

“Member” means any Borrower-Member or Lender-Member.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Note Trader Platform” means the Folio Investing Note Trader platform operated and maintained by FOLIOfn Investments, Inc. or any additional or successor system approved by the Company and the Loan and Note Servicer through which Lender-Members may resell their Securities.

“Party” means, individually, each of the Company, the Licensor, the Licensee, the Corporate Administrator, the Loan Platform Administrator or the Loan and Note Servicer.

“Parties” means, collectively, all of the Company, the Licensor, the Licensee, the Corporate Administrator, the Loan Platform Administrator and the Loan and Note Servicer.

“Performance Information” means information regarding the payment performance of any Borrower (or group of Borrowers) on any Borrower Loan (or group of Borrower Loans).

“Person” means an individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

“PFL” means Prosper Funding LLC, a Delaware limited liability company.

“Loan Platform Administrator” means PMI, or any successor or permitted assign under the terms of this Agreement.

“Loan Platform Servicing Fee” shall have the meaning assigned thereto in Section 4.8(a).

“Platform Administration Standard” shall have the meaning assigned thereto in Section 4.1(c).

“PMI” means Prosper Marketplace, Inc., a Delaware corporation.

“PMI Indenture” means the Indenture, dated as of June 15, 2009, between PMI and the Trustee, as amended by the First Supplemental Indenture, effective as of February 1, 2013, between PMI and the Trustee, as it may from time to time be further amended, restated or supplemented.

“Privacy Policy” means the written privacy policies employed by the Company to protect the confidentiality of Member information and to comply with applicable privacy laws, both as in effect on the Closing Date and as from time to time amended.

“Program Documents” means this Agreement, the Back-Up Processing Agreement, the Indenture, the Borrower Registration Agreements, the Loan Notes, the Lender Registration Agreements, the Hosting Services Agreement, the License Agreement, the Loan Sale Agreement, the Loan Account Program Agreement, the Services Agreement and any other agreements or instruments related to or arising from any of the foregoing or otherwise related to the Company’s operation of the Prosper System, purchase of Borrower Loans, or issuance, sale or payment of the Securities and/or the servicing of Borrower Loans.

“Prohibited Information” shall have the meaning assigned thereto in the Borrower Registration Agreements.

“Prospectus” means the prospectus included in the registration statement pursuant to which the Company has registered the Securities under the Securities Act.

“Prosper Account” means the bookkeeping account maintained by the Company for each Member pursuant to the Prosper System.

“Prosper Rating” means the proprietary credit rating assigned by the Loan Platform Administrator to each Loan Listing.

“Prosper System” means the person-to-person online credit platform developed by and for the Licensee prior to and as of the Closing Date, and transferred to the Company pursuant to the Asset Transfer Agreement, and currently owned by the Company (the “Current System”), that the Licensee will access and use pursuant to the License.  For purposes of Article II hereof and the License, “Prosper System” means and includes both the Current System and all improvements, enhancements, updates, error corrections, and other changes and additions to the Current System from and after the Closing Date (collectively, “Improvements”), regardless of whether such Improvements are conceived, developed and/or made by, for or on behalf of the Company or the Licensee.  The Company is and shall be the sole owner of all right, title and interest in all Improvements, subject to the rights of the Licensee to access and use the Improvements as part of the Prosper System pursuant to  the License.

“Prosper Website” means the Company’s website on which Borrower-Members may submit requests for Loans and Lender-Members may purchase Securities.

“Rating Procedures” means the proprietary rating procedures that the Loan Platform Administrator, on behalf of the Company, uses to determine Prosper Ratings for Loan Listings.

“Responsible Officer” means, as applicable, (i) any executive officer of the Corporate Administrator and any non-executive officer or employee of the Corporate Administrator regularly engaged in providing administrative services to the Company under this Agreement, (ii) any executive officer of the Loan Platform Administrator and any non-executive officer or employee of the Loan Platform Administrator regularly engaged in providing services to the Company under this Agreement, and (iii) any executive officer of the Loan and Note Servicer and any non-executive officer or employee of the Loan and Note Servicer regularly engaged in providing services to the Company under this Agreement.

“Rule 15Ga-1” means Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Termination Date” means May 31, 2023 or, if applicable, such later date as the Company, the Corporate Administrator, the Loan Platform Administrator and the Loan and Note Servicer shall agree upon in writing.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means the special limited obligations of the Company referred to as Borrower Payment Dependent Notes to be issued in series and authenticated and delivered under the Indenture, and the special limited obligations of PMI referred to as Borrower Payment Dependent Notes issued in series and authenticated and delivered under the PMI Indenture that have been acquired or assumed by the Company (including pursuant to the Asset Transfer Agreement).

“Service Provider” means, individually, each of the Corporate Administrator, the Loan Platform Administrator or the Loan and Note Servicer.

“Service Provider” means, collectively, all of the Corporate Administrator, the Loan Platform Administrator and the Loan and Note Servicer.

“Services Agreement” means the Amended and Restated Services Agreement, effective as of the Closing Date, among the Company, Prosper Marketplace, Inc. and FOLIOfn Investments, Inc., in their respective capacities thereunder, as from time to time amended, restated or supplemented.

“Termination Date” means the date on which this Agreement terminates and shall be the earliest of (i) the Scheduled Termination Date, or (ii) (A) the date fixed for such termination pursuant to the unanimous written consent of the Company, the Licensor, the Licensee, the Corporate Administrator, the Loan Platform Administrator and the Loan and Note Servicer, (B) termination by the Licensor pursuant to Section 2.3(b) or (C) termination of any or all of Articles III, IV and V with respect to the relevant Service Provider or all Service Providers, as the case may be, pursuant to the termination provisions or Articles III, IV and V; provided that termination of only Article III, IV or V shall result in termination only of the provisions of such Article and the rights, duties and obligations of the relevant Service Provider appointed by the Company thereunder, and shall not result in termination of other Articles, Sections, terms or provisions of this Agreement or of the rights, duties or obligations of any other Service Provider.

“Trustee” means Well Fargo Bank, National Association, as Trustee under the Indenture, or any successor thereto in such capacity.

ARTICLE II

LICENSE OF THE PROSPER SYSTEM

2.1           Grant of License.

(a)           Licensor hereby grants to Licensee a non-exclusive, non-transferable (except as contemplated herein), worldwide license to access and use the Prosper System, including, without limitation, all software, intellectual property and other property of the Licensor comprising the Prosper System, including any and all associated logos, trademarks and tradenames, (the “License”).  Licensee shall use the Prosper System exclusively (i) for and in the course of the fulfillment by Licensee of its duties as Corporate Administrator, Loan Platform Administrator and Loan and Note Servicer pursuant to Articles III, IV and V hereof for so long as such Articles of this Agreement remain in full force and effect and so long as Licensee continues timely to pay the License Fee, and (ii) for and in the course of its facilitation of Borrower Loan originations and fundings by the Bank for so long as the Licensee is contractually bound to facilitate such lending by the Bank and continues to pay the License Fee.  If a third party succeeds the Licensee as Corporate Administrator, Loan Platform Administrator or Loan and Note Servicer under this Agreement or pursuant to any other Agreement of Licensor following termination of Licensee in such capacity hereunder, then such third party shall also automatically be granted a license hereunder, in order to enable  such third party to fulfill its duties in such capacity under Articles III, IV or V hereof, as applicable, and thereafter such third party shall be deemed to be a Licensee for purposes of such provisions, and the License granted to the initial Licensee shall automatically be restricted in scope to the performance of its remaining duties and obligations hereunder.

(b)           The Licensee acknowledges that Licensor owns any and all tangible and intangible property and assets of whatever nature, including all patents, copyrights, trademarks, trade secrets and other proprietary rights comprising the Prosper System (as of the date hereof, such property and assets being those identified as transferred assets in the Asset Transfer Agreement) as well as any documentation relating to the Prosper System included in the Transferred Assets (as defined in the Asset Transfer Agreement).

2.2           License Fee.

The Licensee shall pay to Licensor from time to time the License Fee described in Exhibit C hereto (the “License Fee”).

2.3           Termination of License.

(a)           The License shall terminate for any Licensee (i) automatically on termination of its services under Articles III, IV or V hereof (except that it shall continue during any related transition period during which any of the services performed by such Licensee under Articles III, IV or V hereof are transferred to any third party specified by Licensor or the Licensor, as provided in Section 2.3(c)), or (ii) on the date of any earlier termination that occurs pursuant to Section 2.3(b).

(b)           The Licensor may by written notice to the Licensee terminate the License if (i) the Licensee assigns, or attempts to assign, the License to any other Person without the Licensor’s prior written consent, (ii) the Licensee ceases to operate the Prosper System or declines to make the Prosper System available to new registrants, or announces an intention to take any such action, in each case without the Licensor’s prior written consent, (iii) the Licensee operates the Prosper System in violation of any applicable laws and such violation (A) materially impairs the value of the Prosper System or materially reduces the availability of the Prosper System to existing or potential registrants, and (B) did not result from any breach by the Loan Platform Administrator of its obligations under this Agreement or (iv) the Licensee operates the Prosper System for any purpose other than those purposes contemplated in Articles II, III, IV or V hereof.

(c)           Licensor and the Licensee agree that, if the License terminates for any reason prior to the Scheduled Termination Date, the Licensee may nonetheless continue to operate the Prosper System in relation to any Borrower Loans or Securities that are then outstanding or, if the Licensor so directs, the Licensor, directly or through other agents, will assume the operation of the Prosper System in relation to such Borrower Loans and Securities or the License will be transferred to a new licensee selected by the Licensor, in each case in a manner that does not adversely affect the Borrowers under such Borrower Loans or the Holders of such Securities.

2.4           Standard of Liability; Indemnification.

(a)           Each Licensee agrees to indemnify, defend and hold the Licensor and its successors, assigns, officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several (collectively, “License Damages”), directly or indirectly resulting from or arising out of (i) the failure of such Licensee to perform its duties in accordance with the terms of this Agreement, (ii) the material breach of any of such Licensee’s representations, warranties, covenants or agreements  contained in this Agreement including, but not limited to, confidentiality provisions, (iii) the infringement or misappropriation by such Licensee of any patent, copyright, trademark, servicemark, trade secret or other proprietary right of Licensor, (iv) the violation of any federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding on such Licensee, (v) the inappropriate use of the Prosper System by such Licensee, (vi) the misuse, neglect, or lack of maintenance of the Prosper System by such Licensee, (vii) the addition, introduction or use of hardware or software that corrupts, damages, negatively interferes or otherwise negatively affect the Prosper System by such Licensee; provided, however, that such Licensee shall not be responsible for any License Damages resulting from or arising out of (i) the failure of the Licensor to perform its duties in accordance with the terms of this Agreement (unless such failure resulted from the actions or omissions of such Licensee), or (ii) the material breach of any of the Licensor’s representations, warranties, covenants or agreements contained in this Agreement.

(b)           Except as otherwise expressly provided herein, each Licensee shall not be under any obligation to appear in, prosecute or defend any legal action that does not relate to its duties in relation to the foregoing License of the Prosper System in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that any Licensee may, with the consent of the Licensor, which consent may be exercised by the Licensor in its sole and exclusive discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if a Licensee deems it necessary to defend any such action, such Licensee shall be entitled to reimbursement from the Licensor for its reasonable legal expenses and costs of such action.

(c)           Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to Section 2.4, the Licensor will use its best efforts to notify the applicable Licensee in writing thereof in sufficient time for such Licensee to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the applicable Licensee is prejudiced thereby, the omission of the Licensor to promptly notify such Licensee of any such claim or action shall not relieve such Licensee from any liability which it may have to the Licensor in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Licensor, the applicable Licensee will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Licensor.  After notice from the applicable Licensee to the Licensor of its election to assume the defense, conduct, or settlement thereof, such Licensee will not be liable to the Licensor for any legal or other expenses consequently incurred by the Licensor in connection with the defense, conduct or settlement thereof.  The Licensor will cooperate with the applicable Licensee in connection with any such claim and make its personnel, books and records relevant to the claim available to such Licensee.  In the event the applicable Licensee does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Licensor will not settle such claim, demand or assessment without the prior written consent of such Licensee, which consent shall not be unreasonably withheld.

2.5           Additional Transfer Agreements.

Each of the Licensor and the Licensee hereby acknowledges and agrees that it will negotiate in good faith and enter into one or more transfer agreements, if necessary, to document any contributions or transfers of additional property to the Licensor from the Licensee that may include, without limitation, any and all improvements, enhancements, updates, error corrections, and other changes and additions to the Prosper System from and after the Closing Date (regardless of whether such improvements, enhancements, updates, error corrections, and other changes and additions are conceived, developed and/or made by, for or on behalf of the Licensor or the Licensee), or any additional hardware, software or other property related to the Prosper System.  The Licensor and the Licensee hereby acknowledge and agree that any such agreement shall be substantially similar to the Asset Transfer Agreement.

ARTICLE III

AGREEMENTS OF THE CORPORATE ADMINISTRATOR

3.1           General Agreements of the Corporate Administrator.

(a)           Appointment of the Corporate Administrator.  The Company hereby appoints PMI as the initial Corporate Administrator, and PMI hereby accepts such appointment, to provide the ministerial and administrative services to the Company described in this Article III in accordance with the terms of this Agreement.

(b)           Authority of the Corporate Administrator.  The Corporate Administrator shall have full power and authority, acting alone or through agents (but subject to Section 10.2), to do or cause to be done any and all things in connection with such ministerial and administrative services that the Corporate Administrator may deem necessary or desirable, subject to and consistent with the terms of this Agreement and the Corporate Administration Standard, and any and all things that may or must otherwise be authorized by the Company.

(c)           Corporate Administration Standard.  The Corporate Administrator shall use commercially reasonable efforts to provide such services to the Company in accordance with industry standards customary for administrative services of the same general type and character as those to be provided hereunder, in each case (i) as long as PMI is the Corporate Administrator, in accordance with the provisions of the Company’s Limited Liability Company Agreement (in particular the sections governing the limitations on the Company’s activities), (ii) as long as PMI is the Corporate Administrator, in accordance with the provisions of the Unanimous Written Consent of the Board of Directors of Prosper Marketplace, Inc. dated October 23, 2012, (iii) in accordance with the Applicable Requirements, and (iv) without regard to:

(A)           any relationship that the Corporate Administrator or any Affiliate of the Corporate Administrator may have with the Company; or

(B)           the Corporate Administrator’s right to receive compensation for its administrative services hereunder.

The standard set forth in the immediately preceding sentence shall be referred to herein as the “Corporate Administration Standard.”

3.2           Corporate Administration Services.

The Company and the Corporate Administrator agree that the duties of the Corporate Administrator under this Agreement shall include the following:

(a)           administering the Company’s day-to-day operations, including supervision of the payment of the Company’s related fees and expenses, in each case including the specific duties set forth below;

(b)           giving on the Company’s behalf such notices and communications as the Company may from time to time be required to give under this Agreement and the other Program Documents or that the Corporate Administrator, in accordance with the Applicable Requirements, deems it appropriate for the Company to give;

(c)           maintaining the general accounting records of the Company and preparing such monthly, quarterly and annual financial statements as may be necessary or appropriate (it being understood that the Corporate Administrator shall not have any responsibility for the auditing of such financial statements other than to provide the same to the Company’s independent accountants for certification by such accountants);

(d)           retaining on behalf of and for the account of the Company an accounting firm to audit the Company’s year-end financial statements;

(e)           (i) preparing, or arranging for the preparation of, such income, franchise or other tax returns of the Company as shall be required to be filed by applicable law, (ii) filing, or arranging for the filing of, any such required tax returns, (iii) causing to be paid (but only from Company funds available for such purpose) any taxes required to be paid by the Company under applicable law, and (iv) not knowingly causing the Company to engage in any activity that would cause the Company to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States;

(f)           retaining on behalf of and for the account of the Company outside counsel to provide on behalf of the Company such services as the Corporate Administrator from time to time deems appropriate;

(g)           reviewing and analyzing any agreements entered into by the Company and establishing, in consultation with the Company, operating procedures to enable the Company to comply with the terms of such agreements;

(h)           providing recordkeeping and maintenance, as required, to maintain the Company’s limited liability company existence;

(i)            preparing resolutions for consideration by the Company’s board of directors in accordance with the Company’s limited liability company agreement;

(j)            preparing and having executed and filed all documents necessary to qualify the Company to do business in any jurisdiction in which such qualification is necessary or appropriate in connection with the Company’s issuance of Securities, purchase of Borrower Loans or other activities under the Program Documents;

(k)           maintain copies of all material agreements, contracts and other documents of the Company;

(l)            in conjunction with the Company’s counsel, monitoring (A) the federal and State licensing requirements that apply or may apply to the Company, including lender licensing requirements, and (B) the Company’s compliance with applicable consumer protection laws including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and the Electronic Signatures in Global and National Commerce Act, and arranging for the Company to obtain such licenses, to make such disclosures, to file such reports, and otherwise to take or refrain from taking all such actions, as will, to the best of the Corporate Administrator’s knowledge, result in compliance with all such licensing requirements and laws;

(m)          receiving notices on the Company’s behalf to the extent that any Program Document designates the Corporate Administrator as the person to whom notices to the Company thereunder are to be directed;

(n)           notifying the Company promptly, and in any event not more than one Business Day after becoming aware of the institution thereof, of the institution of any action, suit or proceeding against, or regulatory investigation of, the Company;

(o)           establishing and maintaining all necessary bank accounts of the Company and manage the Company’s cash in accordance with the terms and provisions of all material contracts of the Company;

(p)           confirming that the Account Bank at all times remains an Eligible Bank; and if the Account Bank ceases to be an Eligible Bank, arranging for the transfer of the FBO Account and any funds therein to an Eligible Bank;

(q)           to the extent that a Responsible Officer of the Corporate Administrator has actual knowledge of any failure of a party to a Core Document to perform any of its obligations to the Company, notifying the Company, as soon as practicable, of such failure;

(r)           from time to time taking at the Company’s expense such actions as the Company may reasonably request, or as the Corporate Administrator deems appropriate under the Corporate Administration Standard, to enforce the Company’s rights under any Program Document or document related thereto;

(s)           arranging for the execution by the Company of any documents and instruments necessary or incidental to the Program Documents and arranging for the execution of amendments to and waivers of the Program Documents deliverable by the Company thereunder or in connection therewith; provided that the Corporate Administrator shall not execute on behalf of the Company any amendment to this Agreement or waiver hereunder;

(t)           at the direction of the Company, from time to time designating employees and agents of the Corporate Administrator to as act as attorneys-in-fact for the Company;

(u)           otherwise assisting the Company to the extent provided in this Agreement to enable the Company to perform its obligations and duties under and in connection with, and to comply with the terms of, each of the Program Documents;

(v)           developing, planning and implementing marketing programs designed to increase traffic to Company websites, applications for Borrower Loans, Listings, fundings of Borrower Loans and Note issuances, whether in the nature of social media outreach, web-based advertising and search engine advertisements, email campaigns, direct mail campaigns, the production and publication of newsletters and blogs, participation in interviews, and participation in and presentations at conferences and through webcasts and webinars, including engagement of third party marketing and advertising companies or consultants, but in all cases in a manner that PMI determines is likely to minimize confusion in all markets about the legal separateness of PMI and the Company and PMI’s actions in these efforts being those of an agent of the Company and not as the owner or operator of the Prosper System or websites owned by the Company.

3.3           Corporate Administrator Books and Records.

(a)           The Corporate Administrator shall provide to the Company an audited financial statement not later than ninety (90) days after the close of each of the Corporate Administrator’s fiscal years.  The Corporate Administrator shall make its corporate administration personnel available during regular business hours to respond to reasonable inquiries from the Company and upon the Company’s request shall give the Company’s authorized representative(s) opportunity upon notice at any time during the Corporate Administrator’s normal business hours to examine the Corporate Administrator’s books and records relating to its services hereunder.  The Corporate Administrator will keep records in accordance with industry standards pertaining to the administrative services provided hereunder, and such records shall be the property of the Company and upon termination of this Agreement shall be delivered to the Company at the Company’s expense.

(b)           Without limiting the generality of Section 3.3(a), the Corporate Administrator shall permit any officer, employee or designated representative of the Company, as well as any governmental regulator having supervisory authority over the Company, at any reasonable time during regular business hours and upon reasonable advance notice by the Company, to conduct an audit and examination on the Corporate Administrator’s premises of the Corporate Administrator’s books and records and operating procedures including, but not limited to, the Corporate Administrator’s compliance with the terms, conditions, requirements, procedures, covenants, representations and warranties of this Agreement, with respect to the administrative services provided by the Corporate Administrator; provided, however, that any such examination or audit shall be conducted upon prior notice and during normal business hours and shall be conducted so as not to materially disrupt the Corporate Administrator’s business activities.  The Corporate Administrator shall make its officers, employees and/or designated representatives available to the Company for all such audits and examinations and shall cooperate with the Company in all such audits and examinations.  All such access, audits or examinations shall be conducted without charge to the Company.  For the purposes of this Agreement with respect to any such examination or audit, the regular business hours of the Corporate Administrator are Monday through Friday, 9:00 am to 5:00 pm Pacific Standard Time; provided, however, that any audit and examination of the Corporate Administrator’s books and records and operating procedures, and the Corporate Administrator’s compliance with the terms, conditions, requirements, procedures, covenants, representations and warranties of this Agreement, by the Company, any regulatory agency having supervisory authority over the Company or the Corporate Administrator or by any third party engaged by the Company shall in no way diminish, reduce, eliminate or nullify the Corporate Administrator’s liabilities or indemnification obligations or other obligations, responsibilities or duties under this Agreement.

3.4           Corporate Administrator Advances.

For as long as PMI is the Corporate Administrator, the Corporate Administrator may (but is not obligated to) advance from its own funds amounts due from the Company to third-party service providers in connection with the administration of the Company’s business; provided that (i) the Corporate Administrator reasonably expects the Company to repay such advances in the foreseeable future from the Company’s cash flow from operations and (ii) the Company is not insolvent at the time the Corporate Administrator makes any such advance.  Subject to Section 3.5, the Company shall reimburse the Corporate Administrator upon request for any amounts so paid by the Corporate Administrator but no such reimbursement shall be paid from any funds that, under the Indenture, are allocated to the payment of Securities.

3.5           Fees and Reimbursement of the Corporate Administrator.

(a)           The Company shall pay to the Corporate Administrator from time to time the fee described in Exhibit C hereto (the “Corporate Administration Fee”).  The Company hereby authorizes the Corporate Administrator to deduct and withdraw from the Fee Account any Corporate Administrator Fees due to the Corporate Administrator.

(b)           In the event the Corporate Administrator is entitled under this Agreement to reimbursement for any expenses incurred by it under this Agreement, it shall send the Company a written request for such reimbursement reasonably documented by the Corporate Administrator in accordance with the Corporate Administration Standard.  The Company may request additional information if the same is reasonably required by the Company to determine the accuracy and validity of the reimbursement request.

(c)           If the Company in good faith disputes the Corporate Administrator’s right to reimbursement for any charge or the amount of any requested reimbursement, it shall notify the Corporate Administrator within ten (10) Business Days after receipt of the request for reimbursement.  Initial notification should be verbal, followed by written notification by such deadline, describing the basis of the dispute and the disputed amount if such dispute cannot be resolved immediately.  The Company shall pay the amounts due under this Agreement less the amount disputed, and the parties shall diligently and in good faith proceed to resolve such disputed amount.

(d)           The Corporate Administrator is authorized to pay to itself from the Fee Account, in the same manner as the Corporate Administration Fee (but only from funds not allocated to the payment of Securities), any reimbursement amount not disputed by the Company within ten (10) Business Days of the date the Corporate Administrator submits the related reimbursement request to the Company and any disputed amount that is resolved in the Corporate Administrator’s favor.  If the Company determines after such tenth Business Day that it has good cause to dispute any reimbursement amount submitted by the Corporate Administrator, it shall promptly so notify the Corporate Administrator and the parties shall diligently and in good faith proceed to resolve the disputed amount.  Any such disputed amount that has previously been paid by the Company and is resolved in the Company’s favor shall be promptly refunded to the Company by the Corporate Administrator.

3.6           Corporate Administrator’s Licenses.

The Corporate Administrator shall maintain at all times during the term of this Agreement all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where the laws of such state require licensing or qualification in order for the Corporate Administrator to provide administrative services to the Company as contemplated in this Agreement, and in any event the Corporate Administrator shall remain in compliance with the laws and regulations of any such state to the extent necessary to ensure the valid conduct of the Company’s business.

3.7           Corporate Administrator’s Power of Attorney.

The Company shall furnish the Corporate Administrator with any reasonably required documents related to the administrative services provided hereunder as the Corporate Administrator shall reasonably request to enable the Corporate Administrator to carry out its administrative duties hereunder.  The Company shall execute any documentation furnished to it by the Corporate Administrator for recordation by the Corporate Administrator in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.

3.8           Indemnification by the Corporate Administrator.

(a)           The Corporate Administrator and any director, officer, employee or agent of the Corporate Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, except to the extent the Corporate Administrator knows that such document is false, misleading, inaccurate or incomplete.

(b)           The Corporate Administrator agrees to indemnify, defend and hold the Company and its successors, assigns, officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several (collectively, “Corporate Administrator Damages”), directly or indirectly resulting from or arising out of, (i) the failure of the Corporate Administrator to perform its duties in accordance with the terms of this Agreement, (ii) the material breach of any of the Corporate Administrator’s representations, warranties, covenants or agreements  contained in this Agreement including, but not limited to, confidentiality provisions, or (iii) infringement or misappropriation by the Corporate Administrator of any patent, copyright, trademark, servicemark, trade secret or other proprietary right of any other Person; provided, however, that the Corporate Administrator shall not be responsible for any Corporate Administrator Damages resulting from or arising out of (i) the failure of the Company to perform its duties in accordance with the terms of this Agreement (unless such failure resulted from the actions or omissions of the Corporate Administrator), (ii) the material breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement, or (iii) compliance with any instructions of the Company to the extent that compliance with such instructions does not comply with Applicable Requirements.

(c)           Except as otherwise expressly provided herein, the Corporate Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to provide administrative services in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Corporate Administrator may, with the consent of the Company, which consent may be exercised by the Company in its sole and exclusive discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if the Corporate Administrator deems it necessary to defend any such action, the Corporate Administrator shall be entitled to reimbursement from the Company for its reasonable legal expenses and costs of such action.

(d)           Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to Section 3.8, the Company will use its best efforts to notify the Corporate Administrator in writing thereof in sufficient time for the Corporate Administrator to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the Corporate Administrator is prejudiced thereby, the omission of the Company to promptly notify the Corporate Administrator of any such claim or action shall not relieve the Corporate Administrator from any liability which it may have to the Company in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Company, the Corporate Administrator will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Company.  After notice from the Corporate Administrator to the Company of its election to assume the defense, conduct, or settlement thereof, the Corporate Administrator will not be liable to the Company for any legal or other expenses consequently incurred by the Company in connection with the defense, conduct or settlement thereof.  The Company will cooperate with the Corporate Administrator in connection with any such claim and make its personnel, books and records relevant to the claim available to the Corporate Administrator.  In the event the Corporate Administrator does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Company will not settle such claim, demand or assessment without the prior written consent of the Corporate Administrator, which consent shall not be unreasonably withheld.

3.9           Termination of the Corporate Administrator.

(a)           This Article III shall be effective from the Closing Date and shall extend until the Company or the Corporate Administrator terminates it pursuant to and in accordance with this Section 3.9.

(b)           In the event that the Corporate Administrator breaches any of its obligations under this Agreement in any material respect, the Company shall give prompt written notice to the Corporate Administrator.  If the Corporate Administrator breaches any of its obligations under this Agreement in any material respect and does not cure such breach within thirty (30) days from the date that the Corporate Administrator receives the Company’s notice of breach, the Company may terminate this Article III.

(c)           Upon one hundred eighty (180) calendar days’ notice to the Corporate Administrator, the Company may terminate this Article III without cause and at its sole option; provided, however, that the Company may not terminate this Article III pursuant to this Section 3.9(c) prior to the third anniversary of the Closing Date of this Agreement.

(d)           This Article III shall terminate automatically and immediately, without the need for a notice from the Company, (i) upon the entry by a court having jurisdiction over the Corporate Administrator of (A) a decree or order for relief in respect of the Corporate Administrator in an involuntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Corporate Administrator as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Corporate Administrator under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporate Administrator or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than 60 consecutive days, or (ii) the commencement by the Corporate Administrator of a voluntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Corporate Administrator to the entry of a decree or order for relief in respect of the Corporate Administrator in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Corporate Administrator, or the filing by the Corporate Administrator of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Corporate Administrator to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Corporate Administrator or of any substantial part of the Corporate Administrator’s property, or the making by the Corporate Administrator of an assignment for the benefit of creditors, or the admission by the Corporate Administrator in writing of the Corporate Administrator’s inability to pay its debts generally as they become due, or the taking of corporate action by the Corporate Administrator in furtherance of any such action.

(e)           In the event that the Company materially breaches any of its obligations under this Agreement with respect to the Corporate Administrator, the Corporate Administrator shall give prompt written notice to the Company.  If the Company commits any material breach of its obligations under this Agreement with respect to the Corporate Administrator, and such breach is not cured by the Company within thirty (30) days from the date that the Company receives the Corporate Administrator’s notice of breach, the Corporate Administrator may terminate its obligations under this Article III.

(f)           Upon one hundred eighty (180) calendar days’ notice to the Company, the Corporate Administrator may terminate its obligations under this Article III without cause and at its sole option; provided, however, that no such termination by the Corporate Administrator shall be effective unless a successor service provider acceptable to the Company has accepted appointment on terms acceptable to the Company.

(g)           This Article III shall terminate automatically and immediately, without the need for a notice from the Corporate Administrator, (i) upon the entry by a court having jurisdiction over the Company of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than 60 consecutive days, or (ii) the commencement by the Company of a voluntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Company or of any substantial part of the Company’s property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of the Company’s inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

3.10         Transfer upon Termination.

(a)           The Corporate Administrator agrees in connection with any termination of its obligations under this Article III to transfer the administrative services to the Company or a successor service provider designated by the Company as soon as reasonably practicable.  Until such time of transfer, the services and obligations of the Corporate Administrator and the Corporate Administrator’s obligations to provide termination assistance shall continue in full force and effect, provided that Company shall use good faith, commercially reasonable efforts to cause the transfer of services and obligations as promptly as possible, and shall pay all fees, compensation or other amounts due under this Article III, and otherwise perform all of its obligations under this Article III, during such period.  Upon termination of the Corporate Administrator’s services and obligations under this Article III, the Corporate Administrator shall prepare, execute and deliver to the successor entity designated by the Company any and all Borrower Loan Documents and other instruments in its possession with respect to the Borrower Loans, place in such successor’s possession all of the documents, information and records relating to the Company that are in its possession, and, in a timely manner, do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, (i) at the Corporate Administrator’s sole cost and expense if the termination is pursuant to Sections 3.9(b), (d) or (f), or (ii) at the Company’s sole cost and expense if the termination is for any other reason.  Upon any transfer of services upon the termination of the Corporate Administrator’s obligations under this Article III, the Company and the Corporate Administrator shall cooperatively send all transfer of services notices from the transferor service provider required by the Applicable Requirements to the Borrowers entitled to said notice.  Notwithstanding anything in this Agreement to the contrary, no termination fees shall be payable by any party upon any termination of this Agreement.

(b)           In connection with any termination or transfer, on the services transfer date, the Company shall reimburse the terminated or terminating Corporate Administrator for all related expenses subject to recovery or reimbursement hereunder, as well as any related unpaid fees, net of any amounts owed to the Company by the Corporate Administrator pursuant to this Article III.

(c)           The indemnification of the Corporate Administrator set forth in this Article III and the representations and warranties of the parties set forth in this Agreement, and any obligations of the parties in this Agreement that by their terms survive termination, shall survive the termination or assignment of this Article III.

ARTICLE IV

AGREEMENTS OF THE LOAN PLATFORM ADMINISTRATOR

4.1           General Agreements of the Loan Platform Administrator.

(a)           Appointment of the Loan Platform Administrator.  The Company hereby appoints PMI as the initial Loan Platform Administrator, and PMI hereby accepts such appointment, to manage the Prosper System on the Company’s behalf and otherwise provide services to the Company in accordance with the terms of this Agreement.

(b)           Authority of the Loan Platform Administrator.  The Loan Platform Administrator shall have full power and authority, acting alone or through agents (but subject to Section 10.2), to do or cause to be done any and all things in connection with such management which the Loan Platform Administrator may deem necessary or desirable, subject to and consistent with the terms of this Agreement and the Platform Administration Standard, and any and all things that may or must otherwise be authorized by the Company.

(c)           Platform Administration Standard.  The Loan Platform Administrator shall use commercially reasonable efforts to manage the Prosper System in accordance with industry standards customary for online credit platforms of the same general type and character as the Prosper System, in each case (i) as long as PMI is the Loan Platform Administrator, in accordance with the provisions of the Company’s Limited Liability Company Agreement (in particular the sections governing the limitations on the Company’s activities), (ii) as long as PMI is the Loan Platform Administrator, in accordance with the provisions of the Unanimous Written Consent of the Board of Directors of Prosper Marketplace, Inc. dated October 23, 2012, (iii) in accordance with the Applicable Requirements, and (iv) without regard to:

(A)           any relationship that the Loan Platform Administrator or any Affiliate of the Loan Platform Administrator may have with the Company; or

(B)           the Loan Platform Administrator’s right to receive compensation for its services hereunder.

The standard set forth in the immediately preceding sentence shall be referred to herein as the “Platform Administration Standard.”

4.2           Platform Administration Services.

The Company and the Loan Platform Administrator agree that the duties of the Loan Platform Administrator under this Agreement shall include the following:

(a)           managing, maintaining and operating the Prosper System on the Company’s behalf;

(b)           auditing and supervising the operation of, and the input, generation and storage of data and information into, the Prosper System;

(c)           inputting all data and information into the Prosper System with respect to the Borrowers, the Borrower Loans, the Borrower Loan Documents;

(d)           supervising the maintenance of the hardware and software that comprise the Prosper System;

(e)           causing the periodic back-up of the Prosper System and the information contained therein;

(f)            supervising the issuance, sale and timely payment of the Securities;

(g)           assisting with the purchase by the Company of Borrower Loans by directing or instructing the Account Bank to withdraw from or transfer from the FBO Account amounts necessary to purchase, from time to time, one or more Borrower Loans from Bank, and to deposit such amounts into the Collateral Account;

(h)           supervising the maintenance, operation and periodic updating with new content and information of the Prosper Website;

(i)             paying, or causing the payment of, the Company’s related fees and expenses (with the Company’s own funds);

(j)            preparing and delivering on the Company’s behalf such certifications, communications, notices, reports and other documents as the Company may from time to time be required to give under this Agreement and the other Program Documents or that the Loan Platform Administrator, in accordance with the Applicable Requirements, deems it appropriate for the Company to give;

(k)           in conjunction with the Company’s counsel, (i) confirming that the Lender-Members will not, solely by reason of their purchase of Securities through the Prosper System, become subject to lender licensing requirements or other licensing requirements in any State in which Securities are offered for sale, (ii) undertaking periodic reviews of the federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Company to identify any changes thereof and (iii) prepare, draft and implement changes in the Company’s policies and procedures to reflects changes in applicable laws and regulations or to improve the Company’s business operations;

(l)            receiving audit results, certifications, notices, reports and other documents on the Company’s behalf to the extent that any Program Document designates the Loan Platform Administrator as the person to whom notices to the Company thereunder are to be directed, and (i) forwarding such audit results, certifications, notices, reports and other documents to the relevant employees, agents, independent contractors or third parties that perform work on behalf of the Company and (ii) update the Prosper System and the Prosper Website, as appropriate, based on the information contained in such audit results, certifications, notices, reports and other documents;

(m)          monitoring the disclosures concerning the Company made on the Prosper Website and confirming on the Company’s behalf that all such disclosures are accurate and complete in all material respects; and further confirming, on a continuing basis, that the Prosper System is so structured and operated that (i) Borrower Loans cannot be obtained except by Borrower-Members, and (ii) Securities cannot be purchased except by Lender-Members;

(n)           monitoring the operating terms of the Note Trader Platform; advising the Company if it determines, at any time, that any changes to such terms are desirable; and confirming, on a continuing basis, that Securities cannot be purchased through the Note Trader Platform except by Lender-Members;

(o)           arranging for the Company to comply with the Privacy Policy in the operation of the Prosper System and, in conjunction with the Company’s counsel, updating the Privacy Policy as needed to conform to changes in applicable law;

(p)           to the extent that a Responsible Officer of the Loan Platform Administrator has actual knowledge of any failure of a party to a Program Document to perform any of its obligations to the Company, notifying the Company, as soon as practicable, of such failure;

(q)           from time to time, taking at the Company’s expense such actions as the Company may reasonably request, or as the Loan Platform Administrator deems appropriate under the Platform Administration Standard, to enforce the Company’s rights under any Program Document or document related thereto;

(r)           arranging for the execution by the Company of any documents and instruments necessary or incidental to the Program Documents and arranging for the execution of amendments to and waivers of the Program Documents deliverable by the Company thereunder or in connection therewith; provided that the Loan Platform Administrator shall not execute on behalf of the Company any amendment to this Agreement or waiver hereunder;

(s)           at the direction of the Company, from time to time designating employees and agents of the Loan Platform Administrator to as act as attorneys-in-fact for the Company; and

(t)           otherwise assisting the Company to the extent provided in this Agreement to enable the Company to perform its obligations and duties under and in connection with, and to comply with the terms of, each of the Program Documents.

4.3           Securities-Related Services by the Loan Platform Administrator.

The Loan Platform Administrator’s duties on behalf of the Company in connection with the Company’s issuance and sale of its Securities shall include:

(a)           from time to time facilitate the issuance by the Company of Securities pursuant to the Prosper System and the Indenture and applying the proceeds of each series of Securities to the Company’s purchase of the Corresponding Borrower Loan from the Bank pursuant to the Loan Sale Agreement;

(b)           confirming prior to the issuance of any series of Securities that each Lender-Member who is purchasing any such Security has sufficient available funds in the FBO Account to pay the purchase price of its Security;

(c)           supervising the preparation, and arranging for the filing, of all registration statements, prospectus supplements, consents or other documents that the Company is required to prepare or file in connection with its offering of Securities, including any required filings with the SEC (including, for the avoidance of doubt, any filings required under the Securities Act or Rule 15Ga-1) and State securities commissions;

(d)           supervising the preparation, and arranging for the filing, of all periodic reports or other documents that the Company is required to prepare or file under the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder or as otherwise required by any State securities commission;

(e)           without limitation to Section 4.3(d), in conjunction with the Company’s counsel confirming that, at the time any Securities are issued, (i) the Company’s registration statement with the SEC remains effective, and (ii) the Company’s registration statement in each State in which such Securities will be sold (other than any such State in which registration is not required) remains effective;

(f)            in conjunction with the Company’s counsel, (i) confirming that any eligibility criteria that apply under the laws of any State to Lender-Members located in such State are appropriately disclosed on the Prosper Website; and further confirming that each Lender-Member located in any such State is required to confirm, as a condition precedent to the purchase of any Securities, that it satisfies the applicable eligibility criteria, (ii) undertaking periodic reviews of the laws of any State that apply to Lender-Members to identify any changes thereof or any new public guidance or interpretation of such laws and (iii) prepare, draft and implement changes in the Company’s policies and procedures to reflect such changes in State laws, public guidance or interpretation;

(g)           holding, maintaining and preserving books and records with respect to the Company’s issuance and sale of the Securities;

(h)           interact with and supervise FOLIOfn with respect to the transfer of any Security that occurs in FOLIOfn’s Note Transfer Platform;

(i)            in conjunction with the Company’s counsel, (i) reviewing and confirming from time to time that any accessibility and suitability rules that FOLIOfn has put into effect for purposes of effecting transfer of Securities are up to date, (ii) undertaking periodic reviews of any federal, state and local laws and regulations that apply to Lender-Members that trade Securities in FOLIOfn’s note trading platform, and identify any changes thereof or any new public guidance or interpretation of such laws, (iii) prepare, draft and implement changes in the Company’s policies and procedures to reflect such changes in law, public guidance or interpretation and (iv) inform FOLIOfn of any such changes; and

(j)            supervising and auditing FOLIOfn’s performance under, and compliance with, the Program Documents to which FOLIOfn is a party, and informing the Company of any material breaches by FOLIOfn of its obligations under the Program Documents.

4.4           Posting and Funding of Borrower Loans.

The Loan Platform Administrator’s duties in connection with the posting of Loan Listings on the Prosper Website and the funding of Borrower Loans shall include the following:

(a)           confirming that each Borrower-Member for whom any Loan Listing is posted satisfies the eligibility criteria then applicable to borrowers under the Prosper System (including any required minimum credit score);

(b)           determining with reference to (i) the applicable Prosper Rating and (ii) such other factors as the Loan Platform Administrator deems appropriate in accordance with the Prosper System, the Loan Rate for each Loan Listing;

(c)           causing each Loan Listing to include the requested loan amount, the Loan Rate, the Prosper Score, the Prosper Rating, the lender’s yield percentage, whether partial funding will be permitted and such other relevant information as the Prosper System or the Prospectus may then require (including any disclosures required for the Company to satisfy its undertakings regarding the content of loan listings set forth in the Prospectus under the heading “About Prosper — Posted Borrower Loan Listings” (as such disclosure is from time to time amended or replaced));

(d)           except as the Company and the Loan Platform Administrator may otherwise agree in writing, confirming that each Borrower Loan has a term of between one month and seven years, is repayable in monthly installments and has the origination fee and interest rate that appropriately corresponds to the Prosper Rating assigned to the related Loan Listing;

(e)            monitoring the transfer from the Bank to the applicable Borrower on the Loan Funding Date of the principal amount of the relevant Borrower Loan, net of any origination fees or other fees and expenses then payable by the Borrower pursuant to the Borrower Registration Agreement;

(f)            on behalf of the Company as authorized agent for each Borrower under its Borrower Registration Agreement, executing a Loan Note on each Loan Funding Date to evidence the applicable Borrower Loan;

(g)           holding, maintaining and preserving records with respect to the Company’s purchase of Borrower Loans and all related funds transfers; and

(h)           assisting the Loan and Note Servicer to post on or make available through the Prosper Website certain information, as directed by the Loan and Note Servicer from time or as specified in this Agreement.

4.5           Prosper Ratings, Prosper Scores and Borrower Verification.

The Loan Platform Administrator shall assign a Prosper Rating and a Prosper Score to each Loan Listing in accordance with the Rating Procedures.  The Company acknowledges that the Loan Platform Administrator has disclosed to it the Rating Procedures that are in effect on the Closing Date.  The Loan Platform Administrator shall follow such Rating Procedures and not amend the Rating Procedures without the Company’s prior written consent; provided that (i) the Company shall not unreasonably withhold any such consent, and (ii) the Company’s consent shall not be required in connection with (A) technical changes to the Rating Procedures that correct any errors, inconsistencies or ambiguities therein (as determined by the Loan Platform Administrator in its sole good faith discretion), or (B) changes made to the Prosper Rating or Prosper Score of any Loan Listing to correct any error made in the Prosper Rating or Prosper Score originally assigned to it.  The Loan Platform Administrator agrees to monitor the performance of the Loans, relative to their respective Prosper Ratings and Prosper Scores, and from time to time to notify the Company if it determines that changes should be made to the Rating Procedures to improve the accuracy of the Prosper Ratings and Prosper Scores.  The Loan Platform Administrator further agrees that it will verify the identity of each Borrower and will verify income and employment information for a subset of Borrowers, and based on the results of its investigations will cancel certain Loan Listings, in each case in the manner, and to the extent, contemplated by the Company’s disclosures under the heading “About the Platform — Borrower Identity and Financial Information Verification” in the Prospectus (as such disclosure is from time to time amended or replaced).

4.6           Loan Platform Administrator Books and Records.

(a)           Except when the Contract Administrator and the Loan Platform Administrator are the same Person, the Loan Platform Administrator shall provide to the Company an audited financial statement not later than ninety (90) days after the close of each of the Loan Platform Administrator’s fiscal years.  The Loan Platform Administrator shall make its platform management personnel available during regular business hours to respond to reasonable inquiries from the Company and upon the Company’s request shall give the Company’s authorized representative(s) opportunity upon notice at any time during the Loan Platform Administrator’s normal business hours to examine the Loan Platform Administrator’s books and records relating to its services hereunder.  The Loan Platform Administrator will keep records in accordance with industry standards pertaining to each Borrower Loan and Security, and such records shall be the property of the Company and upon termination of this Agreement shall be delivered to the Company at the Company’s expense.

(b)           Without limiting the generality of Section 4.6(a), the Loan Platform Administrator shall permit any officer, employee or designated representative of the Company, as well as any governmental regulator having supervisory authority over the Company, at any reasonable time during regular business hours and upon reasonable advance notice by the Company, to conduct an audit and examination on the Loan Platform Administrator’s premises of the Loan Platform Administrator’s books and records and operating procedures including, but not limited to, the Loan Platform Administrator’s compliance with the terms, conditions, requirements, procedures, covenants, representations and warranties of this Agreement, with respect to the Borrower Loans, the Securities and the Loan Platform Administrator’s management of the Prosper System; provided, however, that any such examination or audit shall be conducted upon prior notice and during normal business hours and shall be conducted so as not to materially disrupt the Loan Platform Administrator’s business activities.  The Loan Platform Administrator shall make its officers, employees and/or designated representatives available to the Company for all such audits and examinations and shall cooperate with the Company in all such audits and examinations.  All such access, audits or examinations shall be conducted without charge to the Company.  For the purposes of this Agreement with respect to any such examination or audit, the regular business hours of the Loan Platform Administrator are Monday through Friday, 9:00 am to 5:00 pm Pacific Standard Time; provided, however, that any audit and examination of the Loan Platform Administrator’s books and records, operating procedures, practices, the Borrower Loan Documents, the Securities or the Prosper System, and the Loan Platform Administrator’s compliance with the terms, conditions, requirements, procedures, covenants, representations and warranties of this Agreement, by the Company, any regulatory agency having supervisory authority over the Company or the Loan Platform Administrator or by any third party engaged by the Company shall in no way diminish, reduce, eliminate or nullify the Loan Platform Administrator’s liabilities or indemnification obligations or other obligations, responsibilities, or duties under this Agreement.

4.7           Loan Platform Administrator Advances.

For as long as PMI is the Loan Platform Administrator, the Loan Platform Administrator may (but is not obligated to) advance from its own funds amounts due from the Company to third party service providers in connection with the administration of the Company’s business; provided that (i) the Loan Platform Administrator reasonably expects the Company to repay such advances in the foreseeable future from the Company’s cash flow from operations and (ii) the Company is not insolvent at the time the Loan Platform Administrator makes any such advance.  Subject to Section 4.8, the Company shall reimburse the Loan Platform Administrator upon request for any amounts so paid by the Loan Platform Administrator but no such reimbursement shall be paid from any funds that, under the Indenture, are allocated to the payment of Securities.

4.8           Fees and Reimbursement of the Loan Platform Administrator.

(a)           The Company shall pay to the Loan Platform Administrator from time to time the fee described in Exhibit C hereto (the “Loan Platform Servicing Fee”).  The Company hereby instructs the Corporate Administrator to deduct and withdraw from the Fee Account and pay to the Loan Platform Administrator any Loan Platform Servicing Fees due to the Loan Platform Administrator.

(b)           In the event the Loan Platform Administrator is entitled under this Agreement to reimbursement for any expenses incurred by it under this Agreement, it shall send the Company a written request for such reimbursement reasonably documented by the Loan Platform Administrator in accordance with the Platform Administration Standard.  The Company may request additional information if the same is reasonably required by the Company to determine the accuracy and validity of the reimbursement request.

(c)           If the Company in good faith disputes the Loan Platform Administrator’s right to reimbursement for any charge or the amount of any requested reimbursement, it shall notify the Loan Platform Administrator within ten (10) Business Days after receipt of the request for reimbursement.  Initial notification should be verbal, followed by written notification by such deadline, describing the basis of the dispute and the disputed amount if such dispute cannot be resolved immediately.  The Company shall pay the amounts due under this Agreement less the amount disputed, and the parties shall diligently and in good faith proceed to resolve such disputed amount.

(d)           The Company hereby instructs the Corporate Administrator to pay the Loan Platform Administrator from the Fee Account (but only from funds not allocated to the payment of Securities), any reimbursement amount not disputed by the Company within ten (10) Business Days of the date the Loan Platform Administrator submits the related reimbursement request to the Company and any disputed amount that is resolved in the Loan Platform Administrator’s favor.  If the Company determines after such tenth Business Day that it has good cause to dispute any reimbursement amount submitted by the Loan Platform Administrator, it shall promptly so notify the Loan Platform Administrator and the parties shall diligently and in good faith proceed to resolve the disputed amount.  Any such disputed amount that has previously been paid by the Company and is resolved in the Company’s favor shall be promptly refunded to the Company by the Loan Platform Administrator.

4.9           Loan Platform Administrator’s Licenses.

The Loan Platform Administrator shall maintain at all times during the term of this Agreement all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where Members are located if the laws of such state require licensing or qualification in order to conduct the business of the Loan Platform Administrator with respect to the Borrower Loans, the Securities or the Members, including as contemplated in this Agreement, and in any event the Loan Platform Administrator shall remain in compliance with the laws and regulations of any such state to the extent necessary to ensure the enforceability of the Borrower Loans.

4.10           Loan Platform Administrator’s Power of Attorney.

The Company shall furnish the Loan Platform Administrator with any reasonably required documents related to the management of the Prosper System as the Loan Platform Administrator shall reasonably request to enable the Loan Platform Administrator to carry out its services and duties hereunder.  The Company shall execute any documentation furnished to it by the Loan Platform Administrator for recordation by the Loan Platform Administrator in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.

4.11           Indemnification by the Loan Platform Administrator.

(a)           The Loan Platform Administrator and any director, officer, employee or agent of the Loan Platform Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, except to the extent the Loan Platform Administrator knows that such document is false, misleading, inaccurate or incomplete.

(b)           The Loan Platform Administrator agrees to indemnify, defend and hold the Company and its successors, assigns, officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several (collectively, “Loan Platform Administrator Damages”), directly or indirectly resulting from or arising out of, (i) the failure of the Loan Platform Administrator to perform its duties in accordance with the terms of this Agreement, (ii) the material breach of any of the Loan Platform Administrator’s representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, confidentiality provisions, or (iii) infringement or misappropriation by the Loan Platform Administrator of any patent, copyright, trademark, servicemark, trade secret or other proprietary right of any other Person; provided, however, that the Loan Platform Administrator shall not be responsible for any Loan Platform Administrator Damages resulting from or arising out of (i) the failure of the Company to perform its duties in accordance with the terms of this Agreement (unless such failure resulted from the actions or omissions of the Loan Platform Administrator), (ii) the material breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement, or (iii) compliance with any instructions of the Company to the extent that compliance with such instructions does not comply with Applicable Requirements.

(c)           Except as otherwise expressly provided herein, the Loan Platform Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to provide platform administration services in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Loan Platform Administrator may, with the consent of the Company, which consent may be exercised by the Company in its sole and exclusive discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if the Loan Platform Administrator deems it necessary to defend any such action, the Loan Platform Administrator shall be entitled to reimbursement from the Company for its reasonable legal expenses and costs of such action.

(d)           Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to Section 4.11, the Company will use its best efforts to notify the Loan Platform Administrator in writing thereof in sufficient time for the Loan Platform Administrator to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the Loan Platform Administrator is prejudiced thereby, the omission of the Company to promptly notify the Loan Platform Administrator of any such claim or action shall not relieve the Loan Platform Administrator from any liability which it may have to the Company in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Company, the Loan Platform Administrator will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Company.  After notice from the Loan Platform Administrator to the Company of its election to assume the defense, conduct, or settlement thereof, the Loan Platform Administrator will not be liable to the Company for any legal or other expenses consequently incurred by the Company in connection with the defense, conduct or settlement thereof.  The Company will cooperate with the Loan Platform Administrator in connection with any such claim and make its personnel, books and records relevant to the claim available to the Loan Platform Administrator.  In the event the Loan Platform Administrator does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Company will not settle such claim, demand or assessment without the prior written consent of the Loan Platform Administrator, which consent shall not be unreasonably withheld.

4.12         Termination of the Loan Platform Administrator.

(a)           This Article IV shall be effective from the Closing Date and shall extend until the Company or the Loan Platform Administrator terminates it pursuant to and in accordance with this Section 4.12.

(b)           In the event that the Loan Platform Administrator breaches any of its obligations under this Agreement in any material respect, the Company shall give prompt written notice to the Loan Platform Administrator.  If the Loan Platform Administrator breaches any of its obligations under this Agreement in any material respect and does not cure such breach within thirty (30) days from the date that the Loan Platform Administrator receives the Company’s notice of breach, the Company may terminate this Article IV.

(c)           Upon one hundred eighty (180) calendar days’ notice to the Loan Platform Administrator, the Company may terminate this Article IV without cause and at its sole option; provided, however, that the Company may not terminate this Article IV pursuant to this Section 4.12.(c) prior to the third anniversary of the Closing Date of this Agreement.

(d)           This Article IV shall terminate automatically and immediately, without the need for a notice from the Company, (i) upon the entry by a court having jurisdiction over the Loan Platform Administrator of (A) a decree or order for relief in respect of the Loan Platform Administrator in an involuntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Loan Platform Administrator as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Loan Platform Administrator under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Loan Platform Administrator or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than 60 consecutive days, or (ii) the commencement by the Loan Platform Administrator of a voluntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Loan Platform Administrator to the entry of a decree or order for relief in respect of the Loan Platform Administrator in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Loan Platform Administrator, or the filing by the Loan Platform Administrator of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Loan Platform Administrator to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Loan Platform Administrator or of any substantial part of the Loan Platform Administrator’s property, or the making by the Loan Platform Administrator of an assignment for the benefit of creditors, or the admission by the Loan Platform Administrator in writing of the Loan Platform Administrator’s inability to pay its debts generally as they become due, or the taking of corporate action by the Loan Platform Administrator in furtherance of any such action.

(e)           In the event that the Company materially breaches any of its obligations under this Agreement with respect to the Loan Platform Administrator, the Loan Platform Administrator shall give prompt written notice to the Company.  If the Company commits any material breach of its obligations under this Agreement with respect to the Loan Platform Administrator, and such breach is not cured by the Company within thirty (30) days from the date that the Company receives the Loan Platform Administrator’s notice of breach, the Loan Platform Administrator may terminate its obligations under this Article IV.

(f)           Upon one hundred eighty (180) calendar days’ notice to the Company, the Loan Platform Administrator may terminate its obligations under this Article IV without cause and at its sole option; provided, however, that no such termination by the Loan Platform Administrator shall be effective unless a successor service provider acceptable to the Company has accepted appointment on terms acceptable to the Company.

(g)           This Article IV shall terminate automatically and immediately, without the need for a notice from the Loan Platform Administrator, (i) upon the entry by a court having jurisdiction over the Company of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than 60 consecutive days, or (ii) the commencement by the Company of a voluntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Company or of any substantial part of the Company’s property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of the Company’s inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

4.13         Transfer upon Termination.

(a)           The Loan Platform Administrator agrees in connection with any termination of its obligations under this Article IV to transfer the platform administration services to the Company or a successor service provider designated by the Company as soon as reasonably practicable.  Until such time of transfer, the services and obligations of the Loan Platform Administrator and the Loan Platform Administrator’s obligations to provide termination assistance shall continue in full force and effect, provided that Company shall use good faith, commercially reasonable efforts to cause the transfer of services and obligations as promptly as possible, and shall pay all fees, compensation or other amounts due under this Article IV, and otherwise perform all of its obligations under this Article IV, during such period.  Upon termination of the Loan Platform Administrator’s services and obligations under this Article IV, the Loan Platform Administrator shall prepare, execute and deliver to the successor entity designated by the Company any and all Borrower Loan Documents and other instruments in its possession with respect to the Borrower Loans, place in such successor’s possession all of the documents, information and records relating to the Company that are in its possession, and, in a timely manner, do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, (i) at the Loan Platform Administrator’s sole cost and expense if the termination is pursuant to Sections 4.12(b), (d) or (f), or (ii) at the Company’s sole cost and expense if the termination is for any other reason.  Upon any transfer of services upon the termination of the Loan Platform Administrator’s obligations under this Article IV, the Company and the Loan Platform Administrator shall cooperatively send all transfer of services notices from the transferor service provider required by the Applicable Requirements to the Borrowers entitled to said notice.  Notwithstanding anything in this Agreement to the contrary, no termination fees shall be payable by any party upon any termination of this Agreement.

(b)           In connection with any termination or transfer, on the services transfer date, the Company shall reimburse the terminated or terminating Loan Platform Administrator for all related expenses subject to recovery or reimbursement hereunder, as well as any related unpaid fees, net of any amounts owed to the Company by the Loan Platform Administrator pursuant to this Article IV.

(c)           The indemnification of the Loan Platform Administrator set forth in this Article IV and the representations and warranties of the parties set forth in this Agreement, and any obligations of the parties in this Agreement that by their terms survive termination, shall survive the termination or assignment of this Article IV.

ARTICLE V

AGREEMENTS OF THE LOAN AND NOTE SERVICER

5.1           General Agreements of the Loan and Note Servicer.

(a)           Appointment of the Loan and Note Servicer.  The Company hereby appoints PMI as the initial Loan and Note Servicer, and PMI hereby accepts such appointment, to service the Borrower Loans and Securities on the Company’s behalf and otherwise provide services to the Company in accordance with the terms of this Agreement.

(b)           Authority of the Loan and Note Servicer.  The Loan and Note Servicer shall have full power and authority, acting alone or through agents (but subject to Section 10.2), to do or cause to be done any and all things in connection with such servicing that the Loan and Note Servicer may deem necessary or desirable, subject to and consistent with the terms of this Agreement and the Servicing Standard, and any and all things that may or must otherwise be authorized by the Company.

(c)           Servicing Standard.  The Loan and Note Servicer shall use commercially reasonable efforts to service and collect the Borrower Loans and Securities in accordance with industry standards customary for loans and notes of the same general type and character as the Borrower Loans and Securities, in each case (i) as long as PMI is the Loan and Note Servicer, in accordance with the provisions of the Company’s Limited Liability Company Agreement (in particular the sections governing the limitations on the Company’s activities), (ii) as long as PMI is the Loan and Note Servicer, in accordance with the provisions of the Unanimous Written Consent of the Board of Directors of Prosper Marketplace, Inc. dated October 23, 2012, (iii) in accordance with the Applicable Requirements, and (iv) without regard to the following:

(A)           any relationship that the Loan and Note Servicer or any Affiliate of the Loan and Note Servicer may have with the related Borrower or Lender-Member; or

(B)           the Loan and Note Servicer’s right to receive compensation for its services hereunder.

The standard set forth in the immediately preceding sentence shall be referred to herein as the “Servicing Standard.”

5.2           General Services of the Loan and Note Servicer.

The Company and the Loan and Note Servicer agree that the duties of the Loan and Note Servicer under this Agreement shall include the following:

(a)           servicing the Borrower Loans and Securities, including the specific duties set forth below;

(b)           giving on the Company’s behalf such notices and communications as the Company may from time to time be required to give under this Agreement and the other Program Documents (including, without limitation, the Borrower Loan Documents), or that the Loan and Note Servicer, in accordance with the Applicable Requirements, deems it appropriate for the Company to give;

(c)           receiving notices on the Company’s behalf to the extent that any Program Document (including, without limitation, the Borrower Loan Documents), designates the Loan and Note Servicer as the person to whom notices to the Company thereunder are to be directed;

(d)           to the extent that a Responsible Officer of the Loan and Note Servicer has actual knowledge of any failure of a party to a Program Document (including, without limitation, the Borrower Loan Documents), to perform any of its obligations to the Company, notifying the Company, as soon as practicable, of such failure;

(e)           from time to time taking at the Company’s expense such actions as the Company may reasonably request, or as the Loan and Note Servicer deems appropriate under the Servicing Standard, to enforce the Company’s rights under any Program Document (including, without limitation, the Borrower Loan Documents) or document related thereto;

(f)           arranging for the execution by the Company of any documents and instruments necessary or incidental to the Program Documents (including, without limitation, the Borrower Loan Documents), and arranging for the execution of amendments to and waivers of the Program Documents (including, without limitation, the Borrower Loan Documents), deliverable by the Company thereunder or in connection therewith; provided that the Loan and Note Servicer shall not execute on behalf of the Company any amendment to this Agreement or waiver hereunder;

(g)           at the direction of the Company, from time to time designating employees and agents of the Loan and Note Servicer to as act as attorneys-in-fact for the Company; and

(h)           otherwise assisting the Company to the extent provided in this Agreement to enable the Company to perform its obligations and duties under and in connection with, and to comply with the terms of, each of the Program Documents (including, without limitation, the Borrower Loan Documents).

5.3           Securities-Related Services by the Loan and Note Servicer.

The Loan and Note Servicer’s duties on behalf of the Company in connection with the Company’s payment of its Securities shall include the following:

(a)           interact with the Trustee and the holders of Securities on behalf of the Company, including, without limitation, providing notices, reports, instructions, updates regarding the collateral and any other documentation required or requested by the Trustee and the holders of Securities pursuant to and in accordance with the Indenture;

(b)           arrange for and provide to the Trustee and the holders of the Securities, pursuant to and in accordance with the Indenture, any annual certifications, confirmations, opinions, tests or other documents with respect to the compliance by the Company and the collateral pledged by the Company thereunder with the terms and provisions of the Indenture;

(c)           arrange and supervise any audits by the Trustee, the holders of Securities or their authorized representatives to certify compliance by the Company and the collateral pledged thereunder with the terms and conditions of the Indenture;

(d)           create, draft and otherwise generate reports and notices regarding maturities of Borrower Loans, delinquencies of Member-Borrowers and collection efforts and related expenses with respect to such delinquent member-Borrowers;

(e)           retain, instruct and supervise collection agencies to effect collections on delinquent Member-Borrowers;

(f)           deduct fees, expense and other items permitted by the Indenture from any payments or collections obtained from Member-Borrowers;

(g)           maintain an electronic register of all series of Securities executed and authenticated under the Indenture and any transfer of Securities effected pursuant to the Indenture; and

(h)           holding, maintaining and preserving books and records with respect to the Company’s payment of the Securities.

5.4           Servicing of Borrower Loans and Securities.

Until the principal and interest of each Borrower Loan and Security is paid in full, the Loan and Note Servicer shall–

(a)           require all Borrowers to make all Borrower Loan Payments into the Deposit Account in accordance with the applicable Borrower Loan Documents.

(b)           apply all Borrower Loan Payments collected from the Borrowers in accordance with the Indenture, and maintain permanent account records capable of producing, in chronological order, the date and amount of each payment made or due on any Borrower Loan and Security and each other transaction affecting the amounts due from or to the Borrowers and indicating the latest outstanding balance of each Borrower Loan and Security.

(c)           post on the Prosper Website (or cause the Loan Platform Administrator to post), for access by the applicable Lender-Member, information regarding the delinquency status of any Borrower Loan or Security that is 30, 60 and 90 days past due or that has been charged off or written off.

(d)           cause (or cause the Loan Platform Administrator to cause) the Prosper System to deny any new Borrower Loans to any Borrower that has previously had any of its Borrower Loans or Securities charged off or written off;

(e)           make available to each Member through the Prosper Website (or cause the Loan Platform Administrator to make available in the Prosper Website), specified information concerning his or her Prosper Account as contemplated by the Prosper System.

(f)           maintain safe custody of all Borrower Loan Documents and maintain in connection therewith, and in connection with all other books and records created or held by the Loan and Note Servicer in accordance with this Agreement, such back-up computer systems and files as shall conform to industry standards and as the Loan and Note Servicer shall otherwise deem prudent.

(g)           without limitation to Section 5.4(f), the Loan and Note Servicer acknowledges that the Company has pursuant to Section 6.12 of the Indenture granted to the Trustee a security interest over the Borrower Loan Documentation and the Company's rights thereunder for the benefit of the Holders of the Securities.  Accordingly, the Loan and Note Servicer hereby agrees, for the benefit of both the Company and the Trustee, that the Loan and Note Servicer will (i) hold the Borrower Loan Documentation as custodian for the Trustee, (ii) clearly indicate in its records that such documentation is subject to a lien under the Indenture, and (iii) except in accordance with the provisions of the related Security, not assign any such documentation or the Company’s rights thereunder to any Person other than the Trustee without the Trustee's consent and participation.

(h)           be responsible for monitoring and reconciling the balances in the Members’ Prosper Accounts in accordance with the Applicable Requirements.  The Loan and Note Servicer shall attempt to promptly resolve any discrepancies; and, unless the discrepancy has resulted from the mistake or negligence of the Account Bank, the Trustee or other Person that is not an Affiliate of the Loan and Note Servicer, or has resulted from causes not within the Loan and Note Servicer’s control, shall be responsible for all expenses and consequences for failure to reconcile and resolve such discrepancies.  The Loan and Note Servicer shall prevent Lender-Members from withdrawing amounts from their Prosper Accounts to the extent any such withdrawal would reduce the balance below the aggregate amount of the Lender-Member’s pending bids on Borrower Loan listings.

(i)           upon payment of a Borrower Loan or Security in full and receipt from the Company of any documents or information necessary to effect such release, prepare and file any necessary release or satisfaction documents and continue servicing such Borrower Loan or Security pending final settlement.

5.5           Collection of Borrower Loan Payments.

(a)           The Loan and Note Servicer shall (i) make and use commercially reasonable efforts to service and collect all Borrower Loans, in good faith, accurately and in accordance with the Servicing Standard and (ii) use commercially reasonable efforts to maintain backup servicing arrangements providing for the Borrower Loans to be serviced and collected in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Borrower Loans, in each case of the foregoing clauses (i) and (ii), all in accordance with the Company’s obligations set forth in Sections 3.06(a) and (b) of the Indenture.

(b)           The Loan and Note Servicer may, subject to the Servicing Standard, waive, modify or vary any non-material term of any Borrower Loan or consent to the postponement of strict compliance with any such term or in any manner grant a non-material indulgence to any Borrower.  Notwithstanding the foregoing, in the event that any Borrower Loan is in default, or in the judgment of the Loan and Note Servicer, such default is reasonably foreseeable, or the Loan and Note Servicer otherwise determines that such action would be consistent with the Servicing Standard, and provided that the Loan and Note Servicer has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Lender-Members, the Loan and Note Servicer may also waive, modify or vary any term of any Borrower Loan (including material modifications that would change the Loan Rate, defer or forgive the payment of principal or interest, change the payment dates or change the place and manner of making payments on such Borrower Loan), accept payment from the related Borrower of an amount less than the principal balance in final satisfaction of such Borrower Loan or consent to the postponement of strict compliance with any term or otherwise grant any indulgence to any Borrower.  If the Loan and Note Servicer approves modifications to the terms of any Borrower Loan it shall promptly on behalf of the Company notify the corresponding Lender-Members by email of the material terms of such modifications and the effect such modifications will have on their Securities, including any changes to the payments they will receive under the Securities.  The Loan and Note Servicer shall not make material modifications to any Borrower Loan that would conflict with the terms of this Agreement unless authorized in writing by the Company to do so.

5.6           Delinquency Control.

(a)           Subject to the Servicing Standard, the Loan and Note Servicer shall be responsible for protecting the Company’s interest in the Borrower Loans by dealing effectively with Borrowers who are delinquent or in default.  The Loan and Note Servicer’s Delinquent Loan servicing program shall include an adequate accounting system that will immediately and positively indicate the existence of Delinquent Loans, a procedure that provides for sending delinquent notices and assessing late charges, and a procedure for the individual analysis of distressed or chronically delinquent Borrower Loans.

(b)           The Loan and Note Servicer shall provide the Company with a month-end collection and delinquency report identifying any Delinquent Loans, and, from time to time as the need may arise, provide the Company with Borrower Loan service reports relating to any items of information that the Loan and Note Servicer is otherwise required to provide hereunder, or detailing any matters the Loan and Note Servicer believes should be brought to the special attention of the Company.

(c)           Without limitation to Section 5.5 or Section 5.6(a), but subject to the Servicing Standard, the Loan and Note Servicer shall have sole discretion to determine (i) the timing and content of communications sent to delinquent Borrowers, and (ii) when and whether to (A) refer a Delinquent Loan for collection and engage or retain a collection agency on behalf of the Company to collect on such Delinquent Loan (any such engagement or retainer to be at the Company’s expense), (B) initiate legal action to collect a Delinquent Loan (any such legal action to be at the Company’s expense), (C) sell a Delinquent Loan to a third party, (D) accelerate the maturity of a Delinquent Loan that is at least 30 days past due, and/or (E) write off a Delinquent Loan or any portion thereof.  The Loan and Note Servicer shall be authorized to select and engage on the Company’s behalf any collection agency to which any Delinquent Loan is referred and to determine the amount of its compensation (which shall not, however, exceed 40% of the amount of collections obtained, in addition to any legal fees incurred in the collection effort, except as the Company may otherwise approve in writing).  The Company acknowledges and agrees that the Loan and Note Servicer shall be deemed to have undertaken commercially reasonable servicing and collection efforts if it refers a Delinquent Loan to a collection agency with five Business Days after such Borrower Loan first became thirty days past due.  The Company further acknowledges and agrees that the Loan and Note Servicer will write off Borrower Loans that are 120 days past due (and may also write off Delinquent Loans that are less than 120 days (but at least 31 days) past due if the Loan and Note Servicer deems such action appropriate).

5.7           Loan and Note Servicer Reports; Additional Duties.

The Loan and Note Servicer shall–

(a)           furnish to the Company and the Trustee such reports concerning the Borrower Loans, the Securities and/or the Loan and Note Servicer’s performance of its duties hereunder as may be agreed between the parties or required by the Indenture.  Each such report shall be in such format and delivered on such dates as may be agreed between the parties.

(b)           on a monthly basis: (i) investigate any claims of breaches under the Lender Registration Agreement that would result in the Company having to repurchase the Securities or indemnify the Lender-Members, (ii) determine whether such claims are true, (iii) determine whether the Company has an obligation to repurchase the Securities or indemnify the Lender-Members, (iv) determine, in conjunction with the Company, whether to repurchase the Securities or indemnify the Lender-Members and (v) effect such repurchase or indemnification.

(c)           represent the Company at, or provide to the Company all such assistance as the Company may reasonably request in connection with, any arbitration proceedings initiated by the Company or by Members pursuant to the Borrower Registration Agreements, the Securities or the Lender Registration Agreements and, when deemed appropriate by the Loan and Note Servicer in light of the Servicing Standard, initiate arbitration proceedings under any such agreement or Loan Note on the Company’s behalf.

(d)           perform such other customary duties and execute such other customary documents in connection with its duties under this Agreement as the Company from time to time reasonably may require.

5.8           Loan and Note Servicer Books and Records.

(a)           Except when the Contract Administrator and the Loan and Note Servicer are the same Person, the Loan and Note Servicer shall provide to the Company an audited financial statement not later than ninety (90) days after the close of each of the Loan and Note Servicer’s fiscal years.  The Loan and Note Servicer shall make its servicing personnel available during regular business hours to respond to reasonable inquiries from the Company and upon the Company’s request shall give the Company’s authorized representative(s) opportunity upon notice at any time during the Loan and Note Servicer’s normal business hours to examine the Loan and Note Servicer’s books and records relating to its services hereunder.  The Loan and Note Servicer will keep records in accordance with industry standards pertaining to each Borrower Loan and Security, and such records shall be the property of the Company and upon termination of this Agreement shall be delivered to the Company at the Company’s expense.

(b)           Without limiting the generality of Section 5.8(a), the Loan and Note Servicer shall permit any officer, employee or designated representative of the Company, as well as any governmental regulator having supervisory authority over the Company, at any reasonable time during regular business hours and upon reasonable advance notice by the Company, to conduct an audit and examination on the Loan and Note Servicer’s premises of the Loan and Note Servicer’s books and records, operating procedures, collection guidelines and Borrower Loan Documents including, but not limited to, the Loan and Note Servicer’s compliance with the terms, conditions, requirements, procedures, covenants, representations and warranties of this Agreement, with respect to the Borrower Loans and the Securities; provided, however, that any such examination or audit shall be conducted upon prior notice and during normal business hours and shall be conducted so as not to materially disrupt the Loan and Note Servicer’s business activities.  The Loan and Note Servicer shall make its officers, employees and/or designated representatives available to the Company for all such audits and examinations and shall cooperate with the Company in all such audits and examinations.  All such access, audits or examinations shall be conducted without charge to the Company.  For the purposes of this Agreement with respect to any such examination or audit, the regular business hours of the Loan and Note Servicer are Monday through Friday, 9:00 am to 5:00 pm Pacific Standard Time; provided, however, that any audit and examination of the Loan and Note Servicer’s books and records, operating procedures, collection guidelines and practices, the Borrower Loan Documents or the Securities, and the Loan and Note Servicer’s compliance with the terms, conditions, requirements, procedures, covenants, representations and warranties of this Agreement, by the Company, any regulatory agency having supervisory authority over the Company or the Loan and Note Servicer or by any third party engaged by the Company shall in no way diminish, reduce, eliminate or nullify the Loan and Note Servicer’s liabilities or indemnification obligations or other obligations, responsibilities or duties under this Agreement.

5.9           Repurchase Obligation.

The Loan and Note Servicer acknowledges that pursuant to Sections 8 and 9 of the Lender Registration Agreements the Company is required under certain circumstances to repurchase Securities from Lenders, to indemnify the Lenders against losses resulting from the breach by the Company of certain of its representations in the Lender Registration Agreements, or to cure such breaches of representations (any such circumstance, a “Repurchase Event”).  The Loan and Note Servicer further acknowledges the Company is relying upon the Loan and Note Servicer, through the services it provides under this Agreement, to prevent the occurrence of Repurchase Events.  Accordingly, the Loan and Note Servicer agrees that if any Repurchase Event occurs it will at its election either (i) promptly cure such Repurchase Event, or (ii) if (A) the Company cannot satisfy its obligations to the applicable Lenders by curing such Repurchase Event, (B) such Repurchase Event is not susceptible of cure (as determined by the Loan and Note Servicer in its sole discretion), or (C) the Loan and Note Servicer elects in its sole discretion not to attempt any such cure, provide the Company with all funds it requires to repurchase the applicable Securities from the applicable Lenders at the time, and for the purchase price, specified in the applicable Lender Registration Agreement or to pay any indemnities due to such Lenders (“Repurchase Funds”).  The Loan and Note Servicer will deposit in the FBO Account any Repurchase Funds due from it hereunder and promptly apply the same on the Company’s behalf to repurchase the applicable Securities or to pay the required indemnities to the applicable Holders (as applicable).  The Company will promptly transfer to the Loan and Note Servicer any Security repurchased by the Company with Repurchase Funds but otherwise has no obligation to repay any Repurchase Funds that the Loan and Note Servicer may provide.  Each of the Company and the Loan and Note Servicer shall promptly notify the other party of any Repurchase Event that comes to its attention; provided that (i) the Company shall not be required to provide notice to the Loan and Note Servicer of any Repurchase Event that it reasonably believes is already known to the Loan and Note Servicer, and (ii) any failure by the Company to provide such notice shall not limit or otherwise affect the Loan and Note Servicer’s repurchase obligations under this Section 5.9.  The Company acknowledges that (i) the Loan and Note Servicer has no obligation to purchase Securities, and has no obligation to provide the Company with Repurchase Funds, except as stated in this Section 5.9, and that (ii) the Loan and Note Servicer does not guarantee the payment of any Security in whole or in part.

5.10         Loan and Note Servicer Advances.

(a)           The Loan and Note Servicer shall not be obligated to make any advances at any time for principal or interest payments on any Borrower Loan.  For as long as PMI is the Loan and Note Servicer, the Loan and Note Servicer may (but is not obligated to) advance from its own funds amounts due from the Company to third party service providers (including, without limitation, collection agencies) in connection with the servicing and/or collection of Borrower Loans; provided that (i) the Loan and Note Servicer reasonably expects the Company to repay such advances in the foreseeable future from the Company’s cash flow from operations and (ii) the Company is not insolvent at the time the Loan and Note Servicer makes any such advance.  Subject to Section 5.11, the Company shall reimburse the Loan and Note Servicer upon request for any amounts so paid by the Loan and Note Servicer but no such reimbursement shall be paid from any funds that, under the Indenture, are allocated to the payment of Securities.  This Section 5.10 shall not be construed to limit the Loan and Note Servicer’s obligations under Section 5.9.

(b)           Anything herein contained in this Agreement to the contrary notwithstanding, the representations, warranties and covenants of the Loan and Note Servicer in this Agreement shall not be construed as a warranty or guarantee by the Loan and Note Servicer as to future payments by any Borrower.

5.11         Fees and Reimbursement of the Loan and Note Servicer.

(a)           The Company shall pay to the Loan and Note Servicer from time to time the fee described in Exhibit C hereto (the “Loan and Note Servicing Fee”).  The Company hereby instructs the Corporate Administrator to deduct and withdraw from the Fee Account and pay to the Loan and Note Servicer any Loan and Note Servicing Fees due to the Loan and Note Servicer.

(b)           In the event the Loan and Note Servicer is entitled under this Agreement to reimbursement for any expenses incurred by it under this Agreement, it shall send the Company a written request for such reimbursement reasonably documented by the Loan and Note Servicer in accordance with the Servicing Standard. The Company may request additional information if the same is reasonably required by the Company to determine the accuracy and validity of the reimbursement request.

(c)           If the Company in good faith disputes the Loan and Note Servicer’s right to reimbursement for any charge or the amount of any requested reimbursement, it shall notify the Loan and Note Servicer within ten (10) Business Days after receipt of the request for reimbursement.  Initial notification should be verbal, followed by written notification by such deadline, describing the basis of the dispute and the disputed amount if such dispute cannot be resolved immediately.  The Company shall pay the amounts due under this Agreement less the amount disputed, and the parties shall diligently and in good faith proceed to resolve such disputed amount.

(d)           The Company hereby instructs the Corporate Administrator to pay the Loan and Note Servicer from the Fee Account, in the same manner as the Loan and Note Servicing Fee (but only from funds not allocated to the payment of Securities), any reimbursement amount not disputed by the Company within ten (10) Business Days of the date the Loan and Note Servicer submits the related reimbursement request to the Company and any disputed amount that is resolved in the Loan and Note Servicer’s favor.  If the Company determines after such tenth Business Day that it has good cause to dispute any reimbursement amount submitted by the Loan and Note Servicer, it shall promptly so notify the Loan and Note Servicer and the parties shall diligently and in good faith proceed to resolve the disputed amount.  Any such disputed amount that has previously been paid by the Company and is resolved in the Company’s favor shall be promptly refunded to the Company by the Loan and Note Servicer.

5.12         Loan and Note Servicer’s Licenses.

The Loan and Note Servicer shall maintain at all times during the term of this Agreement all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where Members are located if the laws of such state require licensing or qualification in order to conduct the business of the Loan and Note Servicer with respect to the Borrower Loans, the Securities or the Members, including as contemplated in this Agreement, and in any event the Loan and Note Servicer shall remain in compliance with the laws and regulations of any such state to the extent necessary to ensure the enforceability of the Borrower Loans.

5.13         Loan and Note Servicer’s Power of Attorney.

The Company shall furnish the Loan and Note Servicer with any reasonably required documents related to the servicing of the Borrower Loans as the Loan and Note Servicer shall reasonably request to enable the Loan and Note Servicer to carry out its servicing duties hereunder.  The Company shall execute any documentation furnished to it by the Loan and Note Servicer for recordation by the Loan and Note Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.

5.14         Indemnification by the Loan and Note Servicer.

(a)           The Loan and Note Servicer shall not be liable to the Company or its successors, assigns, officers, directors, employees or agents, for any actions or omissions to act in connection with the servicing of the Borrower Loans or Securities pursuant to this Agreement or for errors in judgment, except as expressly provided in Section 5.9 and in this Section 5.14.

(b)           The Loan and Note Servicer agrees to indemnify, defend and hold the Company and its successors, assigns, officers, directors, employees and agents harmless from and against any and all claims, Loan and Note Servicer Damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several (collectively, “Loan and Note Servicer Damages”), directly or indirectly resulting from or arising out of, except as otherwise provided in this Agreement, the acts or omissions of any permitted sub-loan and note servicer or loan and note servicer engaged by the Loan and Note Servicer to service the Borrower Loans or Securities as provided in Section 10.2 (including, without limitation, its failure to observe its covenants contained in Section 5.5(a) of this Agreement); provided, however, that the Loan and Note Servicer shall not be responsible for any Loan and Note Servicer Damages resulting from or arising out of (i) the failure of the Company to perform its duties in accordance with the terms of this Agreement (unless such failure resulted from the actions or omissions of the Loan and Note Servicer), (ii) the material breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement, (iii) servicing of any Borrower Loans or Securities after the termination of this Article V, (iv) the absence or unavailability of any books, records, data, files and other Borrower Loan Documents or other documents evidencing or relating to a Borrower Loan, in any form, including but not limited to any documents necessary to service the Borrower Loans in accordance with Applicable Requirements, other than to the extent resulting from the actions or omissions of the Loan and Note Servicer, (v) compliance with any instructions of the Company to the extent that compliance with such instructions does not comply with Applicable Requirements.

(c)           The Loan and Note Servicer and any director, officer, employee or agent of the Loan and Note Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, except to the extent the Loan and Note Servicer knows that such document is false, misleading, inaccurate or incomplete.

(d)           Except as otherwise expressly provided herein, Loan and Note Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Borrower Loans and Securities in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that Loan and Note Servicer may, with the consent of the Company, which consent may be exercised by the Company in its sole and exclusive discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if Loan and Note Servicer deems it necessary to defend any such action, Loan and Note Servicer shall be entitled to reimbursement from the Company for its reasonable legal expenses and costs of such action.

(e)           Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to this Section 5.14, the Company will use its best efforts to notify the Loan and Note Servicer in writing thereof in sufficient time for Loan and Note Servicer to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the Loan and Note Servicer is prejudiced thereby, the omission of the Company to promptly notify Loan and Note Servicer of any such claim or action shall not relieve Loan and Note Servicer from any liability which it may have to the Company in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Company, the Loan and Note Servicer will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Company.  After notice from the Loan and Note Servicer to the Company of its election to assume the defense, conduct, or settlement thereof, Loan and Note Servicer will not be liable to the Company for any legal or other expenses consequently incurred by the Company in connection with the defense, conduct or settlement thereof.  The Company will cooperate with the Loan and Note Servicer in connection with any such claim and make its personnel, books and records relevant to the claim available to Loan and Note Servicer.  In the event the Loan and Note Servicer does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Company will not settle such claim, demand or assessment without the prior written consent of Loan and Note Servicer, which consent shall not be unreasonably withheld.

5.15         Termination of the Loan and Note Servicer.

(a)           This Article V shall be effective from the Closing Date and shall extend until the Company or the Loan and Note Servicer terminates it pursuant to and in accordance with this Section 5.15.

(b)           In the event that the Loan and Note Servicer breaches any of its obligations under this Agreement in any material respect, the Company shall give prompt written notice to the Loan and Note Servicer.  If the Loan and Note Servicer breaches any of its obligations under this Agreement in any material respect and does not cure such breach within thirty (30) days from the date that the Loan and Note Servicer receives the Company’s notice of breach, the Company may terminate this Article V.

(c)           Upon one hundred eighty (180) calendar days’ notice to the Loan and Note Servicer, the Company may terminate this Article V without cause and at its sole option; provided, however, that the Company may not terminate this Article V pursuant to this Section 5.15(c) prior to the third anniversary of the Closing Date of this Agreement.

(d)           This Article V shall terminate automatically and immediately, without the need for a notice from the Company, (i) upon the entry by a court having jurisdiction over the Loan and Note Servicer of (A) a decree or order for relief in respect of the Loan and Note Servicer in an involuntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Loan and Note Servicer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Loan and Note Servicer under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Loan and Note Servicer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than 60 consecutive days, or (ii) the commencement by the Loan and Note Servicer of a voluntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Loan and Note Servicer to the entry of a decree or order for relief in respect of the Loan and Note Servicer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Loan and Note Servicer, or the filing by the Loan and Note Servicer of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Loan and Note Servicer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Loan and Note Servicer or of any substantial part of the Loan and Note Servicer’s property, or the making by the Loan and Note Servicer of an assignment for the benefit of creditors, or the admission by the Loan and Note Servicer in writing of the Loan and Note Servicer’s inability to pay its debts generally as they become due, or the taking of corporate action by the Loan and Note Servicer in furtherance of any such action.

(e)           In the event that the Company materially breaches any of its obligations under this Agreement with respect to the Loan and Note Servicer, the Loan and Note Servicer shall give prompt written notice to the Company.  If the Company commits any material breach of its obligations under this Agreement with respect to the Loan and Note Servicer, and such breach is not cured by the Company within thirty (30) days from the date that the Company receives the Loan and Note Servicer’s notice of breach, the Loan and Note Servicer may terminate its obligations under this Article V.

(f)           Upon one hundred eighty (180) calendar days’ notice to the Company, the Loan and Note Servicer may terminate its obligations under this Article V without cause and at its sole option; provided, however, that no such termination by the Loan and Note Servicer shall be effective unless a successor service provider acceptable to the Company has accepted appointment on terms acceptable to the Company.

(g)           This Article V shall terminate automatically and immediately, without the need for a notice from the Loan and Note Servicer, (i) upon the entry by a court having jurisdiction over the Company of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than 60 consecutive days, or (ii) the commencement by the Company of a voluntary case or proceeding under any applicable delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Company or of any substantial part of the Company’s property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of the Company’s inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

5.16         Transfer upon Termination.

(a)           The Loan and Note Servicer agrees in connection with any termination of its obligations under this Article V to transfer the platform administration services to the Company or a successor service provider designated by the Company as soon as reasonably practicable.  Until such time of transfer, the services and obligations of the Loan and Note Servicer and the Loan and Note Servicer’s obligations to provide termination assistance shall continue in full force and effect, provided that Company shall use good faith, commercially reasonable efforts to cause the transfer of services and obligations as promptly as possible, and shall pay all fees, compensation or other amounts due under this Article V, and otherwise perform all of its obligations under this Article V, during such period.  Upon termination of the Loan and Note Servicer’s services and obligations under this Article V, the Loan and Note Servicer shall prepare, execute and deliver to the successor entity designated by the Company any and all Borrower Loan Documents and other instruments in its possession with respect to the Borrower Loans, place in such successor’s possession all of the documents, information and records relating to the Company that are in its possession, and, in a timely manner, do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, (i) at the Loan and Note Servicer’s sole cost and expense if the termination is pursuant to Sections 5.15(b), (d) or (f), or (ii) at the Company’s sole cost and expense if the termination is for any other reason.  Upon any transfer of services upon the termination of the Loan and Note Servicer’s obligations under this Article V, the Company and the Loan and Note Servicer shall cooperatively send all transfer of services notices from the transferor service provider required by the Applicable Requirements to the Borrowers entitled to said notice.  Notwithstanding anything in this Agreement to the contrary, no termination fees shall be payable by any party upon any termination of this Agreement.

(b)           In connection with any termination or transfer, on the services transfer date, the Company shall reimburse the terminated or terminating Loan and Note Servicer for all related expenses subject to recovery or reimbursement hereunder, as well as any related unpaid fees, net of any amounts owed to the Company by the Loan and Note Servicer pursuant to this Article V.

(c)           The indemnification and repurchase obligations of the Loan and Note Servicer set forth in this Article V and the representations and warranties of the parties set forth in this Agreement, and any obligations of the parties in this Agreement that by their terms survive termination, shall survive the termination or assignment of this Article V.

ARTICLE VI

AGREEMENTS OF THE COMPANY

6.1           Documentation.

The Company shall provide the Loan and Note Servicer with all Borrower Loan Documents or records in its possession or that are executed by Borrowers through the Prosper System.  The Loan and Note Servicer shall maintain safe custody of each such Borrower Loan Document on behalf of the Trustee in accordance with Sections 5.4(f) and 5.4(g).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LICENSOR

As of the Execution Date, the Closing Date and as of each Loan Funding Date, PFL, in its capacity as the Company and the Licensor warrants and represents to the Licensee and each Service Provider as follows:

7.1           Authority.

PFL (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) subject to compliance by the Corporate Administrator with its obligations under Sections 3.2(j), 3.2(l) and subject to compliance by the Loan Platform Administrator with its obligations under Section 4.3(e), (A) has all material licenses or charters and approvals necessary to carry on its business as now being conducted, including all licenses, charters or approvals required by applicable regulatory agencies and governmental authorities, and (B) is licensed, qualified and in good standing in each state where Members are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by PFL as contemplated in this Agreement or PFL is otherwise exempt under applicable law from such licensing and qualification.

7.2           Authorization, Enforceability and Execution.

PFL has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. PFL has duly authorized, executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of PFL, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  The signatory executing this Agreement on behalf of PFL is duly authorized to execute and deliver such document.

7.3           No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, will (i) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of PFL’s limited liability company agreement or other formative documents, if any, or of any indenture or other agreement to which PFL is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to PFL, (ii) result in the violation of any law, rule, regulation, order, judgment or decree to which PFL or its property is subject, or impair the ability of any Service Provider to provide its services hereunder, including servicing the Borrower Loans or Securities or (iii) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties, Borrower Loans or Securities of PFL.

7.4           No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by PFL with this Agreement or if required, such approval has been obtained prior to the Execution Date.

7.5           No Litigation.

Except as otherwise disclosed by PFL to the Licensor and each Service Provider in writing, there is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of PFL, threatened, nor is there any order, injunction or decree outstanding against or relating to PFL, the Borrower Loans or the Securities that could result in any material liability to the Licensor or any Service Provider or materially impair the ability of PFL, the Licensor or any Service Provider to perform its obligations hereunder.  PFL is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which PFL is a party or is subject, and PFL is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which default or violation might materially and adversely affect any of the Borrower Loans or Securities or result in material cost or liability to the Licensor or any Service Provider.

7.6           The Borrower Loans and Securities.

The Company hereby makes the following representations and warranties to the Loan and Note Servicer in relation to each Borrower Loan and Security to the best of the Company’s knowledge as of the related Loan Funding Date only:

(a)           the Company has, on or before the Loan Funding Date, delivered or caused to be delivered to the Loan and Note Servicer, all of the books, records, data, files and other Borrower Loan Documents relating to such Borrower Loan and Security, to the extent in the Company’s possession;

(b)           after giving effect to the Company’s purchase from the Bank of each Borrower Loan, the Company is the record holder of such Borrower Loan; and

(c)           upon issuance of a Security the information inputted in the electronic register with respect to the holder of such Security is correct, true and accurate.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE LICENSEE AND THE SERVICE PROVIDERS

8.1           Representations and Warranties of the Licensor.

As of the Execution Date, the Closing Date and as of each Loan Funding Date, the Licensor warrants and represents to the Company and each Service Provider as follows:

(a)           Authority.

The Licensor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all material licenses and approvals necessary to carry on its business as now being conducted, including all licenses and approvals required by applicable regulatory agencies and governmental authorities.

(b)           Authorization, Enforceability and Execution.

The Licensor has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Licensor has duly authorized, executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Licensor, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  The signatory executing this Agreement on behalf of the Licensor is duly authorized to execute and deliver such document.

(c)           No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, (i) violates, conflicts with, results in the breach of, or constitutes a default under, is prohibited by, or requires any additional approval under any of the terms, conditions or provisions of the Licensor’s certificate of incorporation or other formative documents or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Licensor is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Licensor, (ii) results in the violation of any law, rule, regulation, order, judgment or decree to which the Licensor or its property is subject, or impairs the ability of the Licensor to license the Prosper System to the Company or (iii) results in the creation or imposition of any lien, charge or encumbrance of any material nature upon any properties of the Licensor.

(d)           No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Licensor with this Agreement or if required, such consent, approval, authorization or order has been obtained prior to the Execution Date.

(e)           No Litigation.

Except as otherwise disclosed by the Licensor in the Licensor’s periodic reports under the Exchange Act under the heading “Legal Proceedings”, there is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Licensor, threatened, nor is there any order, injunction or decree outstanding against or relating to the Licensor, which, if decided against the Licensor, could have a material adverse effect upon the Prosper System or materially impair the ability of the Licensor to perform its obligations hereunder.  The Licensor is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Licensor is a party or is subject, and the Licensor is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which default or violation might materially and adversely affect the Prosper System or result in material cost or liability to the Company.

(f)           License Warranty.

The Licensor warrants (a) that it is the sole and exclusive owner of the Prosper System with the requisite power and authority to license the Prosper System in accordance with this Agreement; and (b) that neither the Prosper System nor the Company’s operation of the Prosper System nor the Licensor’s performance of its obligations hereunder will infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party.

8.2           Representations and Warranties of Service Providers.

As of the Execution Date, the Closing Date and as of each Loan Funding Date, each Service Provider warrants and represents, for itself, to the Company and the Licensor as follows:

(a)           Authority.

Such Service Provider is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all material licenses and approvals necessary to carry on its business as now being conducted, including all licenses and approvals required by applicable regulatory agencies and governmental authorities, and is licensed, qualified and in good standing in each state where Members are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Service Provider as contemplated in this Agreement.

(b)           Authorization, Enforceability and Execution.

Such Service Provider has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. Such Service Provider has duly authorized, executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of such Service Provider, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  The signatory executing this Agreement on behalf of such Service Provider is duly authorized to execute and deliver such document.

(c)           No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, (i) violates, conflicts with, results in the breach of, or constitutes a default under, is prohibited by, or requires any additional approval under any of the terms, conditions or provisions of such Service Provider’s certificate of incorporation or other formative documents or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which such Service Provider is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to such Service Provider, (ii) results in the violation of any law, rule, regulation, order, judgment or decree to which such Service Provider or its property is subject, or impairs the ability of such Service Provider to provide the administrative, management or servicing services agreed hereunder or service the Borrower Loans or the Securities, as applicable, or (iii) results in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the Prosper System, the Borrower Loans or Securities or any properties of such Service Provider.

(d)           No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by such Service Provider with this Agreement or if required, such consent, approval, authorization or order has been obtained prior to the Execution Date.

(e)           No Litigation.

Except as otherwise disclosed by such Service Provider in such Service Provider’s periodic reports under the Exchange Act under the heading “Legal Proceedings”, there is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of such Service Provider, threatened, nor is there any order, injunction or decree outstanding against or relating to such Service Provider, which, if decided against such Service Provider, could have a material adverse effect upon any of the Prosper System, Borrower Loans or Securities or materially impair the ability of such Service Provider to perform its obligations hereunder.  Such Service Provider is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which such Service Provider is a party or is subject, and such Service Provider is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which default or violation might materially and adversely affect any of the Prosper System, Borrower Loans or Securities or result in material cost or liability to the Company.

ARTICLE IX

ANNUAL REPORTING

9.1           Service Providers’ Compliance Statement.

On or before March 31 of each calendar year, commencing in 2014, each Service Provider shall deliver to the Company one or more statements of compliance addressed to the Company and signed by an authorized officer of such Service Provider, to the effect that (i) a review of such Service Provider’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Service Provider has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

ARTICLE X

MISCELLANEOUS

10.1         Independence of Parties.

Each Service Provider shall have the status of, and act as, an independent contractor.  Nothing herein contained shall be construed to create a partnership or joint venture between the Company and any of the Service Providers.

10.2         Assignment of Duties.

A Service Provider’s duties and obligations under this Agreement may not be assigned by such Service Provider without the prior written consent of the Company; provided, however, that this Agreement shall be assumed by any entity into which such Service Provider may be merged or consolidated, or any entity succeeding to the business of such Service Provider.  This Section does not prohibit a Service Provider from engaging service providers to assist such Service Provider in the performance of specific functions related to its obligations under this Agreement or to perform component services required for its duties hereunder, including the servicing; provided, however, no Service Provider engage the services of another service provider to perform a substantial portion of the primary day-to-day servicing obligations of such Service Provider without the prior written consent of the Company, which consent may be exercised in the Company’s sole and exclusive discretion; and provided, further that the appointment of any other such service provider by a Service Provider shall be at the sole cost and expense of the Service Provider engaging the same, the provision of services thereby shall be subject to the terms and conditions of this Agreement, the Service Provider appointing the same shall be fully liable for the acts and omissions of every service provider appointed or engaged by it, and the repurchase and indemnification obligations of the appointing or engaging Service Provider shall apply with respect to the acts or omissions of said appointed or engaged service provider as if the relevant Service Provider had performed the relevant services directly.  This Section does not limit or impair a Service Provider’s right to terminate this Agreement in accordance with Articles III, IV or V, as applicable. of this Agreement.  The Company may not assign this Agreement without the prior written consent of the Licensor and the Service Providers; provided, however, that (i) the Parties acknowledge and agree that the Company may pledge its rights under this Agreement to the Trustee pursuant to the Indenture, and (ii) this Agreement may be assigned to any entity into which the Company may be merged or consolidated, or any entity succeeding to the business of the Company.

10.3         Entire Agreement.

This Agreement contains the entire agreement among the Parties hereto and cannot be modified in any respect except by an amendment in writing signed by all Parties; provided, that any amendment, modification or waiver of PMI’s obligations set forth in Section 5.5(a), PMI’s indemnification obligations for breaches of Section 5.5(a), or of the terms of Section 10.19 that would adversely affect the rights of the holders of the Securities thereunder, shall also require the written consent of the holders of at least a majority in aggregate Principal Amount of Outstanding Securities under the Indenture of each series adversely affected by such proposed amendment, modification or waiver.

10.4          Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

10.5         Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until the Termination Date, unless sooner terminated pursuant to the terms hereof.

10.6         Damage Limitation.

IN NO EVENT WILL ANY PARTY BE LIABLE TO THE OTHERS FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, ARISING OUT OF THIS AGREEMENT.

10.7         Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           Each of the Parties  hereto  hereby  irrevocably  and  unconditionally  consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States, in each case located in the County of New York for any litigation or proceeding arising out of or relating to this Agreement (and agrees not to commence any litigation or proceeding  relating thereto except in such courts), and further agrees that service of any process, summons, notice or document  by U.S. registered mail to its respective address set forth in Section 10.8 of this Agreement shall be effective service of process for any litigation or proceeding brought against it in any such court.  Each of the Parties hereto hereby irrevocably  and unconditionally  waives any objection  to the laying of venue of any litigation or proceeding arising out of this Agreement in the courts of the State of New York or the United States, in each case located in the County of New York, and hereby further irrevocably and unconditionally  waives and agrees not to plead or claim in any such court that any such litigation or proceeding  brought in any such court has been brought in an inconvenient forum.

(c)           WAIVER OF JURY TRIAL.     EACH PARTY HERETO HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM,  SETOFF,  DEMAND,  ACTION  OR CAUSE  OF ACTION  (i) ARISING OUT OF OR IN ANY WAY RELATED  TO THIS AGREEMENT, OR (ii) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR THE  EXERCISE  OF  ANY PARTY'S  RIGHTS AND REMEDIES UNDER  THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP  OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

10.8         Notices.

Except as otherwise specifically provided in this Agreement, all notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt or upon three (3) Business Days after the mailing thereof, sent by certified mail, return receipt requested, to the attention of the person named at the address set forth on the signature page hereof.

10.9         Waivers.

The Company, the Licensor and the Service Providers may, in writing:

(a)           waive compliance with any of the terms, conditions or covenants required to be complied with by any other Party hereunder; and

(b)           waive or modify performance of any of the obligations of any other Party hereunder.

The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.10       Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their successors and assigns.

10.11       Headings and Section References.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.  All references in this Agreement to Sections or subsections are references to Sections or subsections of this Agreement unless otherwise specified.

10.12       Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

10.13       Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

10.14       Confidentiality.

(a)           Confidential Information.  The Company, the Licensor and the Service Providers agree that “Confidential Information” means nonpublic information revealed by or through a Party (the “Disclosing Party”) to any other Party (a “Receiving Party”), including (i) information expressly or implicitly identified as originating with or belonging to third parties, or marked or disclosed as confidential in writing, (ii) information traditionally recognized as proprietary trade secrets or reasonably understood to be confidential, (iii) information about the Borrower Loans and the Members, including Member Information as defined below and (iv) all copies of all of the foregoing.  Except for Member Information (as defined below) where the obligations of confidentiality always apply except as stated in Section 10.14(d), Confidential Information shall not include information that: (1) is publicly available through no action of the Receiving Party and through no breach of any confidentiality obligation owed to the Disclosing Party; (2) has been in the Receiving Party’s possession without restrictions on disclosure prior to disclosure by the Disclosing Party; (3) has been developed by or become known to the Receiving Party without access to any Confidential Information of the Disclosing Party and without breach of a confidentiality obligation owed to the Disclosing Party and outside the scope of any agreement with the Disclosing Party; or (4) is obtained rightfully from third parties not bound by an obligation of confidentiality.

(b)           Member Information.  For the purposes of this Agreement, “Member Information” shall mean any non-public, personally identifiable information about a Member, including any combination of a Member’s name plus any of his or her social security number, driver’s license or other identification number or credit or debit card number, or other account number utilized by a Service Provider, revealed by or through a Disclosing Party to a Receiving Party.

(c)           Safeguards.  The Service Providers and the Company agree to maintain appropriate administrative, technical and physical safeguards for all Confidential Information (including, for the avoidance of doubt, all Member Information).  These safeguards shall (i) ensure the confidentiality of Confidential Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information; (iii) protect against unauthorized access to or use of Confidential Information that could result in substantial harm or inconvenience to the Disclosing Party or any Member; and (iv) provide for proper disposal of all Confidential Information to ensure that unauthorized Persons do not obtain access thereto.  The Company and the Service Providers agree to maintain all such safeguards in accordance with applicable laws, rules, regulation and guidance.

(d)           Certain Permitted Disclosures.  For the avoidance of doubt, nothing in Sections 10.14(a)–(c) shall prevent a Loan and Note Servicer Provider from (i) disclosing Performance Information to credit reporting agencies, (ii) posting (or permitting Members to post) information on the Prosper Website or the Note Trader Platform in connection with Loan Listings, Borrower Loans or Securities, or (iii) posting on the Prosper Website or disclosing in the Prospectus pooled Performance Information concerning the Borrower Loans; provided that each posting or disclosure made by a Service Provider pursuant to clause (ii) or (iii) shall comply with the Privacy Policy and no such posting or disclosure by a Service Provider shall include any Prohibited Information.  A Service Provider shall not be responsible to the Company for any Prohibited Information posted on the Prosper Website by a Borrower-Member without a Service Provider’s consent; provided that if a Service Provider becomes aware that any Borrower-Member has posted Prohibited Information, such Service Provider shall take in relation thereto such actions as such Service Provider then deems to be in the Company’s best interest (including, if such Service Provider so determines, cancellation of the relevant Loan Listing or deletion of the Prohibited Information).

(e)           Privacy Laws.  In addition to the above, the Company and each Loan and Note Servicer Provider shall comply with all applicable federal and state laws, rules and regulations of regulatory agencies governing the privacy rights of each party hereto and the Members.

(f)           Breach.  Each Party hereto agrees to notify the other Parties hereto promptly upon knowledge of any breach in security resulting in unauthorized access to Confidential Information or Member Information.  Each Party hereto agrees to provide any assistance to the other Parties hereto that is necessary to contain and control the incident to prevent further unauthorized access to or use of Confidential Information or Member Information including preserving records and other evidence, compiling information enabling the preparation and filing of any necessary reports and notifying regulators and any affected Members.

10.15       Insurance.

Each Service Provider shall at all times during the term of this Agreement obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish the Company on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing such policies.  Without limitation to the foregoing, each Service Provider (or in case all Service Providers are the same Person, such Person), shall maintain insurance coverage for itself and its subsidiaries that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least $1,000,000 per occurrence.

10.16       Disaster Recovery.

Each Service Provider shall have in place comprehensive disaster recovery and business continuity plans including contact information that specifies the procedures to be followed with respect to the continued provision of services described in this Agreement in the event such Service Provider’s (or any of its sub-loan and note servicer’s) facilities or equipment are destroyed or damaged.  Each Service Provider shall make such plans or summaries thereof available to the Company for review.  Such plans shall provide for backup and record protection for records relating to the Company, the Prosper System, the Securities and the servicing of the Borrower Loans for such time as records are required to be retained in accordance with the Applicable Requirements.  Each Service Provider shall test the operation and effectiveness of such plan at least annually and furnish to the Company a summary of the test results thereof.  In the event that a Service Provider’s plan fails in whole or in part the test required hereby, such Service Provider shall conduct a re-test.

10.17       Background Check.

Each Service Provider shall conduct, or has conducted, a criminal background check at its own expense on each of its employees engaged in providing services under this Agreement prior to the commencement of such services.  No Service Provider employee shall be eligible to perform services for the Company if he or she, to such Service Provider’s knowledge, (1) has been convicted of or was placed in a pre-trial diversion program for any crime involving dishonesty or breach of trust including, but not limited to, check kiting or passing bad checks; embezzlement, drug trafficking, forgery, burglary, robbery, theft, perjury; possession of stolen property, identity theft, fraud, money laundering, shoplifting, larceny, falsification of documents; and/or (2) has been convicted of any sex, weapons or violent crime including but not limited to homicide, attempted homicide, rape, child molestation, extortion, terrorism or terrorist threats, kidnapping, assault, battery, and illegal weapon possession, sale or use.

10.18       Separate Identity.

Whenever a Service Provider is an Affiliate of the Company, such Service Provider undertakes to the Company that for so long as any Securities are outstanding such Service Provider will (i) maintain its own books, records and bank accounts separate from those of the Company, (ii) hold itself out to the public and all other Persons as a legal entity separate from the Company, (iii) have a board of directors separate from that of the Company, (iv) not commingle its assets with those of the Company, (v) maintain financial statements separate from those of the Company; provided that such Service Provider’s consolidated financial statements may include the Company’s financial information subject to disclosure in such consolidated financial statements that such Service Provider’s assets are not available to satisfy Company obligations and that the Company’s assets are not available to satisfy such Service Provider obligations, (vi) maintain an arm’s-length relationship with the Company, (vii) allocate fairly and reasonably between itself and the Company any overhead for shared office space, (viii) use stationery, invoices and checks separate from those of the Company, (ix) correct any known misunderstanding regarding its separate identity from the Company, (x) not use Company assets to pay its own obligations or hold out its own assets as being available to satisfy Company obligations, and (xi) not guarantee any obligations of the Company (it being understood that such Service Provider’s obligations under Sections 5.9 and 5.14 shall not be deemed to contravene this Section 10.18).  The terms of this Section 10.18 shall survive any termination of this Agreement.

10.19       No Third-party Beneficiary.

There are no third-party beneficiaries to this Agreement; provided, however, that the holders of the Securities (and the Trustee on their behalf), shall be deemed express third party beneficiaries of, and shall be entitled to enforce, the obligations of PMI set forth in Section 5.5(a) and PMI’s indemnification obligations for breaches of Section 5.5(a).

10.20       Limited Recourse.

The obligations of the Company under this Agreement are solely the obligations of the Company.  No recourse shall be had for the payment of any amount owing by the Company under this Agreement or for the payment by the Company of any fee in respect hereof or any other obligation or claim of or against the Company arising out of or based upon this Agreement, against any organizer, member, director, officer, manager or employee of the Company or any of its Affiliates; provided, however, that the foregoing shall not relieve any such Person of any liability it might otherwise have as a result of fraudulent actions or omissions taken by it.  The Licensor and each Service Provider agrees that the Company shall be liable for any claims that the Licensor or any Service Provider may have against the Company (including, without limitation, any claim for the payment of fees or expense reimbursements) only to the extent that the Company has funds available to pay such claims that are not, under the Indenture, allocated to the payment of Securities, and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Indenture, such claims shall be extinguished.  The terms of this Section 10.20 shall survive any termination of this Agreement.

10.21       No Petition.

The Licensor and each Service Provider hereby covenants and agrees that it will not institute against, or join or assist any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of any jurisdiction for one year and a day after all of the Securities have been paid in full.  The terms of this Section 10.21 shall survive any termination of this Agreement.

10.22       Informal Dispute Resolution.

Each Party shall appoint one or more responsible persons to administer this Agreement.  In the event of a dispute, those persons shall attempt to resolve the dispute in good faith.  Prior to bringing any formal or legal action, a senior executive, at the level of president or above, of each Party shall meet and attempt to resolve the dispute.

10.23       Taxes.

Under no circumstances shall the Company be responsible for any taxes of the Licensee or any Service Provider.

10.24       Severability.

In case any of Articles III, IV or V shall be terminated by the Company, the Corporate Administrator, Loan Platform Administrator or Loan and Note Servicer, as applicable, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed in its corporate name on its behalf by its proper official duly authorized as of the day, month and year first above written.

Company:

PROSPER FUNDING LLC

By:	/s/ Sachin Adarkar
Name: Sachin Adarkar
Title: Secretary
	Address:	111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Tax Identification No.:

Licensor:

PROSPER FUNDING LLC

By:	/s/ Sachin Adarkar
Name: Sachin Adarkar
Title: Secretary
	Address:	111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Tax Identification No.:

Licensee:

PROSPER MARKETPLACE, INC.

By:	/s/ Kirk Inglis
Name: Kirk Inglis
Title: Chief Operating Officer
	Address:	111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Tax Identification No.:

Signature page to Administration Agreement

Corporate Administrator:

PROSPER MARKETPLACE, INC.

By:	/s/ Kirk Inglis
Name: Kirk Inglis
Title: Chief Operating Officer
	Address:	111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Tax Identification No.:

Loan Platform Administrator:

PROSPER MARKETPLACE, INC.

By:	/s/ Kirk Inglis
Name: Kirk Inglis
Title: Chief Operating Officer
	Address:	111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Tax Identification No.:

Loan and Note Servicer:

PROSPER MARKETPLACE, INC.

By:	/s/ Kirk Inglis
Name: Kirk Inglis
Title: Chief Operating Officer
	Address:	111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Tax Identification No.:

2

Exhibit A

Borrower Registration Agreement

A- 1

Exhibit B

Lender Registration Agreement

B- 1

Exhibit C

Fees

License Fee

From and after the Closing Date of this Agreement, on the last Business Day of each calendar month, Licensee shall pay to Licensor a License Fee equal to the product of $150.00 and the number of borrower listings posted on the Prosper System since the preceding monthly License Fee payment date (or, in the case of the first such payment date, since the Closing Date of this Agreement); provided that on the last Business Day of each Calendar year during the term of the License on or after 2013, Licensee shall also pay to Licensor an additional amount equal to either zero or the difference, if positive, between $2,500,000 and the aggregate amounts paid through such date in respect of such monthly License Fee amounts already paid through such date during such calendar year.

Corporate Administration Fee

On the last Business Day of each calendar month, commencing on the later of December 28, 2012 or the last Business Day of the calendar month during which the Closing Date occurs, the Company shall pay to the Corporate Administrator by (in respect of its provision of the services specified in Article III of this Agreement) an amount equal to one-twelfth (1/12) of the following specified annual Corporate Administration Fees:

Year	Annual Corporate Administration Fee

2012	$800,000

2013	$865,000

provided, that, in the case of the first such payment date, the amount due shall be pro-rated by the number of days since the date on which the Corporate Administrator started to provide the services specified in Article III of this Agreement and the first such payment date; provided, further, that in the case of the last payment of the Corporate Administration Fee due under Article III of this Agreement, the amount due shall be pro-rated by the number of days from the last monthly fee payment date and the date on which the Corporate Administrator stopped providing the services specified in Article III of this Agreement.

C- 1

Loan Platform Servicing Fee

On the last Business Day of each calendar month, commencing on the later of December 28, 2012 or the last Business Day of the calendar month as of which at least 12,000 Borrower Loans have been funded through the Prosper System since the Closing Date, the Company shall pay to the Loan Platform Administrator (in respect of its provision of the services described in Article IV of this Agreement) an amount equal to the product of $112.50 and the number of Borrower Loans funded since the last monthly fee payment date (or, in the case of the first such payment date, since the Closing Date of this Agreement).

Loan and Note Servicing Fee

On the last Business Day of each calendar month, commencing on the later of December 28, 2012 or the last Business Day of the calendar month during which the Closing Date occurs, the Company shall pay to the Loan and Note Servicer (in respect of its provision of the services described in Article V of this Agreement) an amount equal to 90% of all servicing fees collected by or on behalf of the Company and all nonsufficient funds fees collected by or on behalf of the Company since the preceding Loan and Note Servicing Fee payment date (or, in the case of the first such payment date, since the Closing Date of this Agreement).

C- 2